SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 18549
SCHEDULE 14C
(Rule 14C-101)
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
Check the appropriate box:
☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))
☐	Definitive Information Statement

Alliance HealthCard, Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)
Filed by the Registrant ☑                     Filed by a party other than the Registrant ☐
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, $0.0001 par value

(2)	Aggregate number of securities to which transaction applies:

21,633,705

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$0.85 per share

(4)	Proposed maximum aggregate value of transaction:

$18,388,649.25

(5)	Total fee paid:

$1,026.09

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Alliance HealthCard, Inc.
900 36th Avenue, NW, Suite 105
Norman, Oklahoma 73072
RE: Notice of Action by Written Consent of Shareholders to be Effective December 1, 2009.
Dear Shareholder:
We are notifying you and our other shareholders of record on October 13, 2009 that shareholders owning 11,521,168 shares of our common stock representing 53.2% of our outstanding Common Stock on October 13, 2009 will execute a written consent in lieu of an annual meeting approving:
1.	The election of five members to our Board of Directors, to hold office until their successors are duly elected and qualified at the annual meeting of our shareholders to be held in 2010 or until the earlier of their death, resignation, or removal;
2.	Approval of the Agreement and Plan of Merger (which is attached to the accompanying Information Statement as Appendix A) providing for our reincorporation in Oklahoma by merging with and into one of our wholly-owned subsidiaries, Alliance HealthCard Acquisition Corp., a subsidiary of Access Plans, Inc., an Oklahoma corporation, also one of our wholly-owned subsidiaries, organization of a corporate holding company structure, and effectively changing our corporate name to “Access Plans, Inc.” (the “Reincorporation Merger”);
3.	Approval of the Alliance HealthCard, Inc. 2009 Equity Compensation Plan; and
4.	The ratification of Eide Bailly LLP as our independent registered public accounting firm for fiscal 2009.
Under the Georgia Business Corporation Code and our bylaws, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holders of a majority of our outstanding common stock is sufficient under the Georgia Business Corporation Code and our articles of incorporation and bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to you and our other shareholders for a vote. This letter is the notice required by Section 14-2-704(f) of the Georgia Business Corporation Code.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
An information statement containing a detailed description of the matters approved and adopted by written consent in lieu of an annual meeting of shareholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions to be taken by the holders of a majority of our outstanding common stock shares. We mailed this notice and the accompanying information statement to you and our other shareholders on or about October 30, 2009.

By order of the Board of Directors,

BRADLEY DENISON
Secretary
Norman, Oklahoma
October 30, 2009

Alliance HealthCard, Inc.
900 36th Avenue, NW, Suite 105
Norman, Oklahoma 73072
(405) 579-8525
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
We are sending you this information statement to inform you of the actions to be taken by the holders of a majority of our outstanding common stock by written consent in lieu of our 2009 annual meeting of shareholders.
What actions are to be taken by the written consent in lieu of an annual meeting?
The holders of a majority of our outstanding common stock executed a written consent:
1.	The election of a Board of Directors consisting of seven members, to hold office until their successors are duly elected and qualified at the annual meeting of our shareholders to be held in 2010 or until the earlier of their death, resignation, or removal;
2.	Approval of the Agreement and Plan of Merger (which is attached to the accompanying Information Statement as Appendix A) providing for our reincorporation in Oklahoma by merging with and into one of our wholly-owned subsidiaries, Alliance HealthCard Acquisition Corp., a subsidiary of Access Plans, Inc., an Oklahoma corporation, also one of our wholly-owned subsidiaries, organization of a corporate holding company structure, and effectively changing our corporate name to “Access Plans, Inc.” (the “Reincorporation Merger”);
3.	Approval of the Alliance HealthCard, Inc. 2009 Equity Compensation Plan; and
4.	The ratification of Eide Bailly LLP as our independent registered public accounting firm for fiscal 2009.
How many shares were voted for the actions?
The approval and adoption of each of the actions taken by written consent in lieu of an annual meeting requires the consent of the holders of a majority of the shares of our outstanding common stock. We had 21,633,705 outstanding shares of our common stock on the record date. Each share of our common stock is entitled to one vote. The seven holders of 11,521,168 shares of our common stock, representing 53.2% of our outstanding common stock shares entitled to vote on the record date, will execute a written consent in lieu of an annual meeting that will be effective on or following December 1, 2009. Under Georgia Business Corporation Code and our bylaws, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holders of a majority of our outstanding common stock will be sufficient under the Georgia Business Corporation Code and our articles of incorporation and bylaws to approve the actions described above. As a result, all actions described in this information statement will be effected on December 1, 2009, (but not earlier than the 21st business day following distribution of this information statement to our shareholders) without any further action or vote by shareholders.
Am I entitled to dissenter’s rights?
No, the Georgia Business Corporation Code does not provide for dissenter’s rights for the actions to be taken by written consent in lieu of an annual meeting, including the Reincorporation Merger.
THIS INFORMATION STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE, NOR THAT FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE, CONSTITUTES A FINDING BY THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
Action 1 — Election of Directors
The holders of 11,521,168 shares of our common stock, representing 53.2% of the shares of our common stock entitled to vote on the record date, will execute a written consent in lieu of an annual meeting electing five directors to serve on our board of directors. That consent and the election of directors will be effective on or following December 1, 2009, (but not earlier than the 21st business day following distribution of this information statement to our shareholders). The directors will serve for a one year term or until their successors are duly elected and qualified at the annual meeting of our shareholders to be held in 2010 or until the earlier of their death, resignation, or removal. The following is a brief description of the background and business experience of each of the nominee directors, Messrs. Wright, Wimberley, Gerdes, Simonelli, and Kidd, to be elected to serve on our Board of Directors, and Messrs. Hill and Cleveland whose terms as Directors will not expire until 2010, each of whom is currently a member of our Board of Directors:

Danny C. Wright	Mr. Wright (age 58) has served as our Chairman of the Board of Directors and Chief Executive Officer since March 2007 and has served as Chief Executive Officer of our subsidiary, Benefit Marketing Solutions, since January 2003. From 2000 to 2003, Mr. Wright was a principal of Club Source Group (CSG). CSG was the largest independent representative of Foresight, Inc. products and was sold in 1999. In 1989, Mr. Wright co-founded and served as President of Foresight, Inc. until the company sold in December 1999. Mr. Wright led Foresight’s growth from start-up to one of the leading membership plan providers in the rental purchase industry and serving two-thirds of the industry’s locations. Prior to Foresight, Mr. Wright managed warranty terms administration and add-on programs for a regional home and auto retail chain and served in various positions for two insurance carriers.

Brett Wimberley	Mr. Wimberley (age 47) has served as one of our Directors and as President since May 2007 and has served as Chief Operating Officer of our subsidiary Benefit Marketing Solutions (BMS) since February 2002. Mr. Wimberley has been President of Southwest Brokers, Inc., a real estate investment company, since February 1987. Mr. Wimberley served as President of Universal Marketing Services from October 1996 to December 2000 and Foresight, Inc. from December 1999 to December 2000. From January 1990 to September 1996, Mr. Wimberley served in various sales positions for United Bank Services, last as Senior Vice President. Mr. Wimberley holds a BBA and MBA from the University of Oklahoma.

Larry G. Gerdes	Mr. Gerdes (age 60) has served as one of our Directors since February 1, 2001. Mr. Gerdes has served as the Chief Executive Officer of Transcend Services, Inc. since May 1993 and as Chairman of the Board since 1995. In addition, he served as President of Transcend Services, Inc. from May 1993 to September 2009. From 1991 to 1993, Mr. Gerdes was a private investor. Mr. Gerdes serves on the board of Transcend Services, Inc. (TRCR) and CME Group (CME). For the five years prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, including Chief Financial Officer and Executive Vice President.

John Simonelli	Mr. Simonelli (age 63) has served as one of our Directors since May 12, 2008. Mr. Simonelli served as Chairman of the Board and Chief Executive Officer of Graymark Healthcare, Inc. (GRMK) from February 3, 2005 until July 23, 2008 and served as its President and Chief Operating Officer from August 18, 2003 to February 3, 2005. Mr. Simonelli is an independent business consultant who has extensive experience in the planning, development, and funding of emerging growth companies. He served as a director of Access Plans USA, Inc. (formerly Precis, Inc.) from December 2000 until July 2001. Access Plans USA, Inc. is a publicly-held company primarily engaged in the providing of healthcare savings to the self-insured. From March 1994 until July 1999, Mr. Simonelli was employed by Laboratory Specialists of America, Inc. and served as Chairman of the Board, Chief Executive Officer and Secretary, and a Director until December 7, 1998. Laboratory Specialists of America, Inc. was engaged in forensic drug testing and was formerly publicly-held until acquired by The Kroll-O’Gara Company by merger. Mr. Simonelli served as a Director, Chief Executive Officer and Secretary of Vantage Capital Resources, Inc. from March 1996 until its merger with The Vialink Company (formerly Applied Intelligence Group, Inc.) and thereafter served as a Director and Vice President of The Vialink Company until October 14, 1996. He served as Chairman of the Board and Chief Executive Officer of MBf USA, Inc. (formerly American Drug Screens, Inc.), a publicly-held company engaged in the medical products and services industry, from February 1988 through June 1992. He served as Chief Executive Officer of Unico, Inc. (formerly CMS Advertising, Inc.), a publicly-held company engaged in the franchising of cooperative direct mail advertising businesses, from June 1986 to June 1988. From July 1981 through June 1985, he served in various capacities, including President and Director, with Moto Photo, Inc., a publicly-held company engaged in the business of franchising one-hour, photo development laboratories. Mr. Simonelli served as President and Chief Executive Officer from May 1985 until November 1985, and a Director, from May 1985 through 1988, of TM Communications, Inc. (formerly Video Image, Inc. and TM Century, Inc.), a publicly-held company engaged in radio broadcasting and corporate communications.

Mark R. Kidd	Mr. Kidd (age 42) has served as one of our Directors since May 12, 2008. Mr. Kidd served as Chief Financial Officer and Secretary for Graymark Healthcare, Inc. (GRMK) from August 18, 2003 until July 23, 2008. Mr. Kidd has over 20 years experience in finance and accounting. Mr. Kidd is also Chief Operations Officer of C&L Supply, Inc., a privately-held wholesale distribution company which serves customers in seven states. Mr. Kidd is also a co-owner of RandMark, LLC, a privately-held company. Mr. Kidd served as Chief Financial Officer of Access Plans USA, Inc. (formerly Precis, Inc.), a publicly-held company, from August 1999 until January 2002 and as a director from January 2000 until February 2002. He also served as President, Chief Operating Officer, Secretary and a Director of Foresight, Inc. a wholly-owned subsidiary of Access Plans USA, Inc. from February 1999 until January 2002. Mr. Kidd served as President of Paceco Financial Services, Inc., a privately-held regulated savings company, from March 1998 until December 2000. Mr. Kidd is a Certified Public Accountant and holds a B.B.A. in accounting from Southern Methodist University.

J. French Hill	Mr. Hill (age 52) was appointed to our Board of Directors on April 1, 2009 in conjunction with our merger acquisition of Access Plans USA, Inc. and will hold that position until our 2010 annual shareholders meeting and until his successor is elected or his resignation or death. Mr. Hill joined the board of directors of Access Plans USA, Inc. in January 2003 and was named Chairman of the Board of Directors on August 20, 2007. In 1999, Mr. Hill founded Delta Trust & Banking Corp., a privately held banking, trust and investment brokerage company headquartered in Little Rock, AR, following a six year career with Arkansas’ largest publicly traded holding company, First Commercial Corp. First Commercial was sold in 1998 to Regions Financial Corp. (RF). As an executive officer of First Commercial, Mr. Hill was chairman of the bank holding company’s trust division and its investment brokerage dealer subsidiary from 1995 until 1998. He also oversaw a number of other staff functions in the company from 1993 through 1998 including human resources, executive compensation, bank compliance, credit review and strategic planning. During the last five years he has served as a member of the board of directors of these companies: Delta Trust & Banking Corp. and its affiliates (1999 to present); Research Solutions LLC, a privately held company in the clinical trials business (1999 to 2008), and Syair Designs LLC, a privately held company in the aircraft lighting systems business (2000-2003). From May 1989 through January 1993, Mr. Hill was a senior economic policy official in the George H. W. Bush Administration on the staff of the White House and as deputy assistant secretary of the U.S. Treasury. Mr. Hill graduated magna cum laude in economics from Vanderbilt University.

Russell Cleveland	Mr. Cleveland (age 70) was appointed to our Board of Directors on April 1, 2009 in conjunction with our merger acquisition of Access Plans USA, Inc. and will hold that position until our 2010 annual shareholders meeting and until his successor is elected or his resignation or death. Mr. Cleveland became a director of Access Plans USA, Inc. in September 2005. He is the Founder, President, and Chief Executive Officer of Renn Capital Group, Inc., a privately held investment management company. He has held these positions since 1972. Mr. Cleveland has 40 years experience in the investment business, of which 31 years has been spent as a portfolio manager specializing in the investment of common stocks and convertibles of small private and publicly traded companies. A graduate of Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts and, during the course of his career, has served on numerous boards of directors of public and private companies. Mr. Cleveland currently serves on the Boards of Directors of Renaissance III, RUSGIT, Cover-All Technologies, Inc., CaminoSoft Corp., Digital Recorders, Inc., Integrated Security Systems, Inc. and BPO, Inc., all of which are publicly traded companies.
Action 2 — Approval of the Agreement and Plan of Reorganization
Seven holders of 11,521,168 shares of our common stock, representing 53.2% of the shares of our common stock entitled to vote on the record date, will execute a written consent in lieu of an annual meeting approving the Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for our reincorporation in Oklahoma by merging with and into one of our wholly-owned subsidiaries, Alliance HealthCard Acquisition Corp., a subsidiary of Access Plans, Inc., an Oklahoma corporation, also one of our wholly-owned subsidiaries, organization of a corporate holding company structure, and effectively changing our corporate name to “Access Plans, Inc.” (the “Reincorporation Merger”). That consent and the Reincorporation Merger will be effective on or following December 1, 2009, but not earlier than the 21st business day following distribution of this information statement to our shareholders and upon filing of the certificate of merger with the Oklahoma Secretary of State.
Questions and Answers about the Reincorporation Merger
Q:	What is the proposed merger and what are the reasons for it?
A:	Our wholly-owned subsidiary, Alliance HealthCard Acquisition Corp., will merge with and into us (Alliance HealthCard, Inc.) as the surviving corporation. Alliance HealthCard Acquisition Corp. is a wholly-owned subsidiary of one of our other wholly-owned subsidiaries. As a result of the Reincorporation Merger, the rights of our shareholders will be determined under corporate law of Oklahoma (the state in which our corporate offices are located), rather than Georgia corporate law, and the Certificate of Incorporation and bylaws of Access Plans, Inc. The Oklahoma corporate laws are patterned after those of Delaware, while Georgia corporate laws are not. Delaware corporate laws are well developed and are extensively interpreted through judicial litigation.
In addition, our name will be changed to “Access Plans, Inc.,” which is more reflective of our business activities. The reasons for the Reincorporation Merger are discussed in more detail later in this information statement. See “The Reincorporation Merger — Reasons For and Advantages of the Reincorporation Merger.”

Q.	What will our shareholders receive in the Reincorporation Merger?

A:	Upon completion of the Reincorporation Merger, our shareholders will be entitled to receive one common stock share of Access Plans, Inc. for each share of our common stock.

In addition, Access Plans, Inc. will assume our outstanding stock options and warrants exercisable or to become exercisable for the purchase shares of our common stock immediately before the Reincorporation Merger. These assumed stock options and warrants will become exercisable to purchase common stock shares of Access Plans, Inc. and will generally have the same terms and conditions, including vesting provisions, as were applicable under the terms of the options and warrants and our stock option plan.

Q.	Will Access Plans, Inc. shareholders be able to trade the Access Plans, Inc. common stock that they receive in the Reincorporation Merger?

A:	Yes, the shares of Access Plans, Inc. common stock you receive in the Reincorporation Merger will be quoted on the OTC Bulletin Board under the symbol “ACPL.”

Q.	What are the United States federal income tax consequences to me because of the Reincorporation Merger?

A:	It is expected that, for United States federal income tax purposes, the merger will be treated as a reorganization and you and our other shareholders will not recognize any gain or loss. See “The Reincorporation Merger — Federal Income Tax Consequences of the Merger.”

Q.	When do you expect to complete the Reincorporation Merger?

A:	The merger is subject to very limited conditions as provided in the Merger Agreement, none of which are expected to prevent completion of the Reincorporation Merger. We expect to complete the merger shortly after the majority shareholder approval is obtained by execution of the shareholder consents, which is anticipated to occur on or following December 1, 2009, but not earlier than the 21st business day following distribution of this information statement to our shareholders.

Q.	What shareholder approval is required to approve the Reincorporation Merger?

A:	We cannot complete the merger unless, among other things, shareholders owning more than 50% of our outstanding common stock shares approve and adopt the Merger Agreement and the Reincorporation Merger. As of the date of this information statement, seven of our shareholders, who collectively control approximately 53.2% of our outstanding common stock, have advised that they intend to execute shareholder consents approving and adopting the Merger Agreement and the Reincorporation Merger.

The distribution of this information statement to you and our other common stock shareholders provides notice that seven shareholders who collectively control approximately 53.2% of the outstanding shares intend to execute consents that will result in the approval of the Merger Agreement and the Reincorporation Merger. See “The Reincorporation Merger — Required Affirmative Vote.”

Q.	What does our board of directors recommend?

A:	After careful consideration of numerous factors, our board of directors unanimously determined that the proposed Reincorporation Merger is desirable and in the best interests of our shareholders and unanimously recommends shareholder approval and adoption of the Merger Agreement and the Reincorporation Merger.

Q.	Am I entitled to dissenter rights in connection with the Reincorporation Merger?

A:	Upon completion of the Reincorporation Merger, you and our other shareholders will not have dissenter rights under the Georgia Business Corporation Code.

Q.	Are there risks associated with the Reincorporation Merger?

A:	The only associated risks are the difference between Georgia corporate laws and those of Oklahoma and the Certificate of Incorporation of Access Plans, Inc. See “The Reincorporation Merger — Material Differences between Georgia and Oklahoma Corporate Laws.”

Q.	Will an annual meeting of shareholders be held?

A:	An annual meeting of our shareholders will not be held. Our shareholders that hold a majority of our outstanding common stock shares are expected to sign shareholder consents as described in this information statement to elect the nominee directors, ratify the appointment of our independent registered accountants and approve the Merger Agreement and Reincorporation Merger.
Q.	Should I send in my Alliance HealthCard stock certificates now?
A:	No. Your current stock certificates will continue to be valid following completion of the Reincorporation Merger and there is no immediate need to submit your stock certificate for a replacement certificate. However, at any time following completion of the Reincorporation Merger, you may submit your stock certificate to our transfer agent to exchange your old Alliance HealthCard stock certificate for a replacement stock certificate.

Q.	Who can help answer my questions?

A:	If you have any questions about the merger or if you need additional copies of this information statement, you should contact:
Alliance HealthCard, Inc.
900 36th Avenue, NW, Suite 105
Norman, Oklahoma 73072
Attention: Brad Denison, Corporate Secretary and General Counsel
Telephone: (405) 579-8525
Action 3 — Approval of the 2009 Equity Compensation Plan
Seven holders of 11,521,168 shares of our common stock, representing 53.2% of the shares of our common stock entitled to vote on the record date, will execute a written consent in lieu of an annual meeting approving the Alliance HealthCard, Inc. 2009 Equity Compensation Plan. That consent and the ratification will be effective on or following December 1, 2009, but not earlier than the 21st business day following distribution of this information statement to our shareholders.
Action 4 — Ratification of Appointment of Independent Registered Public Accounting Firm
Seven holders of 11,521,168 shares of our common stock, representing 53.2% of the shares of our common stock entitled to vote on the record date, will execute a written consent in lieu of an annual meeting ratifying the appointment of Eide Bailly LLP, as our independent registered public. That consent and the ratification will be effective on or following December 1, 2009, but not earlier than the 21st business day following distribution of this information statement to our shareholders.

ADDITIONAL INFORMATION
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Our Board of Directors has three standing committees: the Audit Committee, the Stock Option and Compensation Committee, and Nominating and Governance Committee.
Audit Committee
The Audit Committee of the Board of Directors that is currently comprised of Messrs. Gerdes, Simonelli, and Kidd, oversees our accounting and reporting processes and the audits of our financial statements.
Each of Messrs. Gerdes, Simonelli, and Kidd is “independent” as defined in Rule 6320A of the Financial Industry Regulatory Authority. Furthermore, our Board of Directors has determined that both of Messrs. Gerdes and Kidd qualify as audit committee financial experts as defined in Item 401(h)(2) of Regulation S-K. The Report of the Audit Committee appears below. The Audit Committee Charter is posted in the Investors Relations section of our website, www.alliancehealthcard.com. The Audit Committee held four meetings during the fiscal year ended September 30, 2008.
Stock Option and Compensation Committee
The Stock Option and Compensation Committee (the “Compensation Committee”) that is comprised of Messrs. Gerdes, Simonelli, Kidd, Hill and Cleveland acts as administrator of our stock option plan and makes recommendations concerning the establishment of additional employee benefit plans and compensation of our executive officers and directors. Each member of the Compensation Committee is “independent” as defined in Rule 6320A of the Financial Industry Regulatory Authority. The Report of the Compensation Committee appears below. The Stock Option and Compensation Committee Charter is posted in the Investors section of our website, www.alliancehealthcard.com. The Compensation Committee held two meetings during the fiscal year ended September 30, 2008.
Nominating and Governance Committee
The Nominating and Corporate Governance Committee (a) monitors and oversees matters of corporate governance, including the evaluation of the performance and processes and the “independence” of directors of our Board of Directors, and (b) selects, evaluates and recommends to the Board qualified candidates for election or appointment to our Board. This Committee consists is of Messrs. Simonelli, Hill and Cleveland, each being “independent” as defined in Rule 6320A of the Financial Industry Regulatory Authority. The Nominating and Governance Committee Charter is posted in the Investors section of our website, www.alliancehealthcard.com. Because this Committee was recently chartered and formed, it has not previously met. The nominee directors were nominated by our Board of Directors prior to formation of the Nominating and Governance Committee.
Shareholder Nominations for Directors
A shareholder desiring to recommend a candidate for election to our Board of Directors at any annual meeting at which one or more directors will be elected must submit a written proposal of his, her or its recommendation of the candidate to our Corporate Secretary at our principal executive offices at 900 36th Avenue, Suite 105, Norman, Oklahoma 73072. The proposal must be received at our principal executive office not later than 120 calendar days before the date that our proxy statement or information was released to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting during the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. For the 2010 annual meeting, we have established this date as April 30, 2010. In the event this date changes, we will report the change in our next Quarterly Report on Form 10-Q. The shareholder proposal must set forth certain information concerning the proposing shareholder and the nominee, including the nominee’s name and address, a representation that the proposing shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between the proposing shareholder and the nominee and any other person pursuant to which the nomination is to be made by the proposing shareholder, the other information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee and the consent of the nominee to serve as a director if elected. The nomination of any person not made in compliance with the foregoing procedure may not be recognized by our Board of Directors or Nominating and Governance Committee.

In considering individuals for nomination as directors, our Board typically solicits recommendations from our current directors and may engage third-party advisors to assist in the identification and evaluation of candidates, as deemed necessary. The Board has not established specific minimum qualities or skills that the Board believes are necessary for one or more directors to possess. Instead, in evaluating potential candidates and incumbent directors for reelection, the Board considers numerous factors, including judgment, skill, independence, integrity, experience with business and other organizations of comparable size, the interplay of the candidate’s experience with other board members, experience as an officer or director of another publicly-held company, understanding of management trends in general or in our industry, expertise in financial accounting and corporate finance, ability to bring diversity to the member group, community or civic service, knowledge or expertise not currently on the Board, shareholder perception, and to the extent that the candidate would be a desirable addition to the Board and any committee of the Board. No particular weight is given to one factor over another on a general basis, but rather the factors are weighted in relationship to the perceived needs of our Board at the time of nominee selection. Our Board will evaluate candidates recommended or properly proposed by our shareholders on the same basis as our Board evaluates other candidates.
Meetings
The Board of Directors held six meetings during the fiscal year ended September 30, 2008. During the fiscal year ended September 30, 2008, each Director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.
COMMUNICATIONS WITH THE BOARD
While the Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors, each member of the Board of Directors is receptive to receiving communications from our shareholders. Shareholders may send communications to the attention of any Director at our office address.
CODE OF BUSINESS CONDUCT AND ETHICS POLICY
Our Board of Directors adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) on November 1, 2004. The Code of Ethics applies to our directors, officers and employees and must be acknowledged in writing by our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is posted in the Investors Relations section of our website, www.alliancehealthcard.com.
REPORT OF THE AUDIT COMMITTEE
January 12, 2008
With the recommendation and approval of the Audit Committee of the Board of Directors, effective October 1, 2008, we engaged the firm of Eide Bailly LLP to be our independent registered public accountants of our financial statements for fiscal 2009.
On August 1, 2008, Murrell, Hall, McIntosh & Co. PLLP (“MHM”) resigned as our independent registered public accounting firm. MHM had entered previously into an agreement with Eide Bailly LLP, pursuant to which Eide Bailly LLP acquired the operations of MHM, and certain of the professional staff and shareholders of MHM joined Eide Bailly LLP either as employees or partners and will continue to practice as members of Eide Bailly LLP. Effective August 18, 2008, through and with the approval of our Audit Committee, we engaged Eide Bailly LLP as our independent registered public accounting firm.
We have reviewed and discussed with management our audited financial statements as of and for the fiscal year ended September 30, 2008 included in our Annual Report on Form 10-K.

We discussed with Eide Bailly LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, we have received and reviewed the written disclosures and the letter from Eide Bailly LLP required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, and discussed with Eide Bailly LLP its independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2008.
Prior to the start of each annual audit in 2008 and 2007, the Audit Committee reviewed and pre-approved the fee estimates of Eide Bailly LLP for fiscal 2008 and Murrell, Hall, McIntosh & Co., PLLP (MHM) for fiscal 2007 for providing the audit, audit-related, tax and all other services described below. In addition, the Audit Committee reviewed and pre-approved Management’s budget for audit, audit-related, tax and all other fees related to Eide Bailly LLP and MHM in conjunction with its review of our business plan and related operating budgets for the years ended September 30, 2008 and 2007. In addition to the review and pre-approval processes described above, in 2008 and beyond, as provided for in the Audit Committee Charter referred to below, the Committee pre-approved and intends to continue pre-approving all audit and non-audit services to be provided by the independent auditors by delegating to the Chairman of the Audit Committee the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that each approval be presented to the Audit Committee at its next scheduled meeting.
The Audit Committee has considered whether the provision of the services described under the captions “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” by Eide Bailly LLP and Murrell, Hall, McIntosh & Co., PLLP are compatible with maintaining the principal accountant’s independence and determined that the independence of Murrell, Hall, McIntosh & Co., PLLP was not and is not impaired by the provision of said services.
Audit Fees
The aggregate fees billed by Eide Bailly LLP and MHM for professional services rendered for our audit for the year ended September 30, 2008 were $69,585 and $21,500, respectively.
The aggregate fees billed by MHM for professional services rendered on our behalf for the year ended September 2007 were $95,670. The aggregate fees billed by MHM for professional services rendered for the audit of our annual financial statements for the year ended September 30, 2007 and the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB were $72,370. No person or firm other than Eide Bailly LLP or MHM performed audit related services for us in fiscal year 2008 or 2007.
Tax Fees
The aggregate fees billed by Eide Bailly LLP and MHM for professional services rendered in conjunction with federal, state and local income tax return preparation in 2008 and 2007 were $23,300 and $9,835, respectively.
All Other Fees
No other professional fees were billed by Eide Bailly LLP to us for the year ended September 30, 2008.
Other professional fees billed by MHM to Benefit Marketing Solutions, LLC, BMS Insurance Agency, LLC, and BMS Holding Co., Inc. rendered in conjunction with the merger for the year ended September 30, 2007 was $3,748.
Audit Committee Charter
The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee Charter is posted in the Investor Relations section of our website www.alliancehealthcard.com. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

The foregoing report has been furnished by the Audit Committee of the Board of Directors of Alliance HealthCard, Inc.
Larry Gerdes, Chairman
Mark R. Kidd
John Simonelli
The foregoing report of the Audit Committee is not incorporated by reference in any previous or future reports or other filings by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report or filing by reference in the applicable report or filing.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 13, 2009, certain information with respect to all shareholders known to us to beneficially own more than 5% of our Common stock, and information with respect to our common stock beneficially owned by each of our directors nominee directors, executive officers included in the Summary Compensation Table set forth under the caption “Executive Compensation,” and our directors and executive officers as a group. Except as otherwise indicated by footnote, the persons listed in the table have sole voting and investment powers with respect to the common stock beneficially owned by them. For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owns includes shares of our common stock that the named person has the right to acquire within 60 days of the above-referenced date pursuant to exercise of stock options and other types of purchase rights and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

	Common Stock Beneficial Ownership
	Shares	Rights		Percent of
	Beneficially	to	Total	Shares
Name (and Address) of Beneficial Owner	Owned(1)	Acquire	Shares	(1)(2)

Danny C. Wright(3)	3,994,900	—	3,994,900	18.5%
900 36th Avenue, NW Norman, Oklahoma 73072

Brett Wimberley(4)	3,966,327	—	3,966,327	18.3%
900 36th Avenue, NW Norman, Oklahoma 73072

Susan Matthews(5)	1,990,000	—	1,990,000	9.2%
900 36th Avenue, NW Norman, Oklahoma 73072

Michael K. Owens(6)	1,904,993	—	1,904,993	8.8%
1501 W. Madison Street, #508 Chicago, Illinois 60607

Peter W. Nauert Revocable Trust(6)	1,904,993	—	1,904,993	8.8%
1501 W. Madison Street, #508 Chicago, Illinois 60607

RENN Capital(7)	1,561,554	8,387	1,569,941	7.2%
4929 West Royal Lane, Suite 200 Irving, Texas 75063

Russell Cleveland(7)	1,561,554	18,387	1,569,941	7.2%

Larry G. Gerdes(9)	176,665	145,000	321,665	1.5%

Mark Kidd(10)	5,000	10,000	15,000	** %

John Simonelli(10)	5,000	10,000	15,000	** %

J. French Hill(10)	5,000	26,839	31,839	0.1%

Rita W. McKeown(8)	—	50,399	50,399	0.2%

David Huguelet(11)	900	4,500	5,400	** %

Bradley W. Denison(12)	1,500	7,500	9,000	** %

Executive Officers and Directors as a group (11 individuals)	13,611,839	262,625	13,874,464	64.1%

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or members of a group to acquire them within 60 days are treated as outstanding for determining the amount and percentage of common stock owned by such person. To our knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable.

(2)	Rounded to the nearest one-tenth of one percent, based upon 21,633,705 shares of common stock outstanding.

(3)	Mr. Wright is our Chairman of Board of Directors and Chief Executive Officer.

(4)	Mr. Wimberley is one of our directors and our President and Chief Operating Officer.

(5)	Ms. Matthews is President of our subsidiary, Benefit Marketing Solutions, LLC.

(6)	Michael K. Owens owns of record 48,591 shares and the Peter W. Nauert Revocable Trust owns of record 1,856,402. Because Mr. Owens is the trustee of the Peter W. Nauert Revocable Trust, both are considered to beneficially own the shares owned of record by each of them.

(7)	The beneficial shares owned are held of record by Global Special Opportunities Trust PLC (268,997 shares), RENN Global Entrepreneurs Fund, Inc. (formerly Renaissance Capital Growth & Income Fund III, Inc.) (313,175 shares), Premier RENN Entrepreneurial Fund Limited (formerly Premier RENN US Emerging Growth Fund Limited) (417,306 shares), Renaissance US Growth Investment Trust PLC (562,076 shares), each of which is an investment fund managed by RENN Capital Group, Inc. Mr. Cleveland controls RENN Capital Group, Inc. and is also deemed to be the beneficial owner of those common stock shares. Mr. Cleveland serves as one of our Directors.

(8)	Ms. McKeown is our Chief Financial Officer.

(9)	The number of shares and the percent includes 166,666 shares held by Gerdes Huff Investments of which Mr. Gerdes is a general partner and 9,999 shares held by Gerdes Family Partnership of which M. Gerdes is a general partner.

(10)	The named individual is one of our directors.

(11)	Mr. Huguelet is Senior Vice President, New Business Development.

(12)	Mr. Denison is Senior Vice President, General Counsel and Secretary.
EXECUTIVE OFFICERS
Set forth below is certain information with respect to our executive officers and directors. Directors are generally elected at the annual shareholders’ meeting and hold office until the next annual shareholders’ meeting and until their successors are elected and qualify. Two of our directors, J. French Hill and Russell Cleveland, have terms until our 2010 annual shareholders’ meeting or until their successors are elected and qualified. Executive officers are elected by our Board of Directors and serve at its discretion. Our Bylaws provide that the Board of Directors shall consist of that number of members as the Board of Directors may from time to time determine by resolution or election, but not less than five and not more than seven. Our Board of Directors currently consists of seven members.

Name	Age	Position Held
Danny C. Wright	58	Chairman of the Board of Directors and Chief Executive Officer
Brett Wimberley	47	Director, President and Chief Operating Officer
Rita W. McKeown	56	Chief Financial Officer and Treasurer
Susan Matthews	51	President, Benefit Marketing Solutions, LLC (a subsidiary)
Michael J. Shiomos	53	President, America’s Health Care Plan Rx Agency, Inc. (a subsidiary)
Bradley W. Denison	49	Senior Vice President, General Counsel, and Secretary
David Huguelet	50	Senior Vice President New Business Development
Set forth below is background information of our executive officers and directors. The background of our executive officers that are also nominee directors is contained in “Action 1 — Election of Directors,” above.

Rita W. McKeown began serving as our Chief Financial Officer in 2000. From 1994 to 1999, Ms. McKeown served as director of finance of Transcend Services, Inc., an Atlanta Georgia healthcare company specializing in patient information management solutions for hospitals and other associated healthcare providers. From 1991 to 1994, Ms. McKeown served as director of accounting of Premier Anesthesia, Inc. From 1981 to 1991, Ms. McKeown held multiple senior accounting positions with HBO & Co in Atlanta. Ms. McKeown is a Certified Public Accountant and received her BBA from Kennesaw State University in Kennesaw, Georgia.
Susan Matthews has served as President of Benefit Marketing Solutions, a subsidiary of the Company, since September 2009 and served as Executive Vice President of Sales & Marketing for our subsidiary Benefit Marketing Solutions since January 2003. From 2000 to 2003, she co-founded Club Source Group, a company formed to market club programs to various industries. Ms. Matthews served as Marketing Director for Foresight, Inc. from 1989 until it was sold in 1999. From 1984 to 1999 she served in various capacities with United Bank Services and Steve Owens & Associates marketing club programs to financial institutions. Ms. Matthews received her BBA from the University of Oklahoma.
Bradley W. Denison joined Benefit Marketing Solutions (BMS) in early 2006 as its General Counsel. Mr. Denison was previously employed by Rent-A-Center, Inc. from 1991-2001 and served as its Senior Vice President and General Counsel from 1998 through 2001. Prior to his employment at Rent-A-Center, Mr. Denison worked extensively in insurance and litigation in private law practice from 1985 through 1991. Prior to his employment with BMS, Mr. Denison was involved in consulting and operating retail businesses. Mr. Denison has a B.S. Business Administration and a Juris Doctorate from the University of Kansas.
David Huguelet has served as the Senior Vice President of New Business Development of Benefit Marketing Solutions since January 2005. From 2003 to 2004 he was a Director of New Business Development for Aon Innovative Solutions, a major provider of extended service contracts to retailers. Mr. Huguelet served as Vice President of Lyndon Insurance Group, a subsidiary of Protective Life, from 2001 to 2003. From 1989 to 2001, Mr. Huguelet served in various capacities, including Business Board Chairman, with American Bankers Insurance Group, now Assurant. From 1984 to 1989, Mr. Huguelet served in various capacities with Household Finance, now HSBC. Mr. Huguelet holds a Bachelor of Science in Business Administration from the University of North Carolina at Greensboro, an MBA from Barry University, a CLU designation and a CPCU designation.
Michael J. Shiomos has served as President of America’s Health Care Plan Rx Agency, Inc. (AHCP), a subsidiary of the Company, since August 2009. From 2005 to 2009, he served as National Marketing Director of US Health Group, a health insurance organization owned by Credit Suisse. During 2004 and 2005, Mr. Shiomos was Vice President of Sales for Mark Lee International and from 1998 to 2004 was a Managing General Agent for Colonial Supplemental Insurance. From 1990 to 1997, he served in various capacities for Design Benefit Plans and last as Executive Vice President. Mr. Shiomos received his BA from Catawba College.
COMPENSATION DISCUSSION AND ANALYSIS
Overall Philosophy
Our Executive Compensation program is designed to attract, motivate and retain qualified executives, reward outstanding performance and results and align management’s incentives with the interests of our shareholders. We believe that our Executive Officers should be motivated by our performance as well as their individual performance.
To accomplish these objectives, our executive compensation program includes three underlying components: base salary, short-term cash incentives and long-term equity-based incentives. The following sections describe the process of setting executive compensation, the compensation elements, how these elements are determined, why we choose to pay each element and how each element relates to our overall compensation philosophy.

Base Salary Program
Our base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the healthcare industry. We periodically review our executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to us, competitive base salary levels and our overall financial and operating results.
Long-Term Incentives
Long-term incentives consist of equity-based compensation such as stock options or restricted stock awards that vest over a period of time. We believe this vesting period motivates our executive officers to focus their efforts on our long-term goals and aligns the executives’ interests with those of our shareholders because the ultimate value of the equity-based compensation is linked directly to the price of our stock.
We rely primarily on stock options to provide long-term incentive compensation because of the favorable tax treatment of stock options to employees. Stock options typically have a 10-year term before expiration and are generally exercisable 33% per year on the grant date anniversary. Executives must be employed by us at the time of vesting in order to exercise the options. The exercise price of the options is based on the closing stock price on the date of grant.
Employment Contracts and Termination of Employment, and Change-in-Control Arrangements
In conjunction with our merger-acquisition of BMS Holding Company, we entered into employment agreements with Danny C. Wright, Brett Wimberley and Susan Matthews on March 1, 2007 and with Robert D. Garces and Thomas W. Kiser on January 1, 2007.
Pursuant to the employment agreement with Danny C. Wright, he agreed to serve as the President and Chief Executive Officer of our subsidiary, AHC — Benefit Marketing Acquisition, Inc. The term of the agreement commenced on March 1, 1007 and continues through February 28, 2010. The term of the agreement will automatically be extended for additional one-year terms, unless either notice of termination is given not less than to the other on or before December 1 in the year of termination, commencing March 1, 2010. We agreed to pay to Mr. Wright a base annualized salary of $200,000. In addition to the base salary, Mr. Wright is eligible to be considered for annual bonuses to be determined by our Board of Directors.
Pursuant to the employment agreement with Brett Wimberley, he agreed to serve as the Chief Operating Officer of our subsidiary, AHC — Benefit Marketing Acquisition, Inc. The term of the agreement commenced on March 1, 1007 and continues through February 28, 2010. The term of the agreement will automatically be extended for additional one-year terms, unless either notice of termination is given not less than to the other on or before December 1 in the year of termination, commencing March 1, 2010. We agreed to pay to Mr. Wimberley a base annualized salary of $175,000. In addition to the base salary, Mr. Wimberley is eligible to be considered for annual bonuses to be determined by our Board of Directors.
Pursuant to the employment agreement with Susan Matthews, she agreed to serve as the Executive Vice President of our subsidiary, AHC — Benefit Marketing Acquisition, Inc. The term of the agreement commenced on March 1, 1007 and continues through February 28, 2010. The term of the agreement will automatically be extended for additional one-year terms, unless either notice of termination is given not less than to the other on or before December 1 in the year of termination, commencing March 1, 2010. We agreed to pay to Ms. Matthews a base annualized salary of $175,000. In addition to the base salary, Ms. Matthews is eligible to be considered for annual bonuses to be determined by our Board of Directors.

Pursuant to the employment agreement with Robert D. Garces, he agreed to serve as one of our executive officers. The term of the agreement commenced on January 1, 2007 and ended December 31, 2008. We agreed to pay to Mr. Garces a base annualized salary of $155,000, or other amount as Mr. Garces and us may agree.
Pursuant to the employment agreement with Thomas W. Kiser, he agreed to serve as one of our executive officers. The term of the agreement commenced on January 1, 2007 and ended December 31, 2008. We agreed to pay to Mr. Kiser a base annualized salary of $135,000 or other amount as Mr. Kiser and we may agree.
We do not maintain any key-man insurance covering the death or disability of any of our executive officers.
Retirement Plans
We offer each employee, including our executive officers, the opportunity to participate in our 401(k) plan. Employees may contribute up to the maximum allowed by the Internal Revenue Service. The Company may elect to match a portion of their contributions. Effective August 1, 2007, we began matching 50% of the first 6% of our employees’ compensation contributed to our 401(k) plan.
Perquisites
Other than the compensation elements described above, we do not provide any other benefits to our executive officers that would qualify as a perquisite for purposes of this Compensation Discussion and Analysis.
Equity Compensation Plan
2000 Stock Option Plan. For the benefit of our employees, directors and consultants, we have adopted the Alliance HealthCard, Inc. 2000 Stock Option Plan (the “2000 Plan”). The 2000 Plan provides for the issuance of options intended to qualify as incentive stock options for federal income tax purposes as well as option that do not qualify as incentive stock options, to our employees and non-employees, including employees who also serve as our directors. Qualification of the grant of options under the 2000 Plan as incentive stock options for federal income tax purposes is not a condition of the grant and failure to so qualify does not affect the ability to exercise the stock options. The number of shares of common stock authorized and reserved for issuance under the plan is 2,806,691. As of September 30, 2008, options exercisable for the purchase of 1,968,897 common stock shares had been granted under the 2000 Plan.
Our Stock Option and Compensation Committee administers and interprets the 2000 Plan (unless delegated to a committee) and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.
The exercise price of qualifying incentive stock options may not be less than the fair market value of our common stock on the date of grant of the option. The exercise price of options other than those qualifying as incentive stock options may be granted at less than the fair market value of common stock on the date of the grant. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof as permitted under the terms of the agreement evidencing the option. Options qualifying as incentive stock options are exercisable only by an optionee during the period ending three months after the optionee ceases to be our employee, a director or non-employee service provider. However, in the event of death or disability of the optionee, the incentive stock options are exercisable for one year following death or disability and in the event of the retirement of the optionee, the Board of Directors may designate an additional period for exercise. In any event options may not be exercised beyond the expiration date of the options. Options may be granted to our key management employees, directors, key professional employees or key professional non-employee service providers. Options granted non-employee directors and non-employee service providers do not qualify as incentive stock options. No option may be granted after December 31, 2010. Options are not transferable except by will or by the laws of descent and distribution.

Accounting and Tax Considerations
We adopted Statement of Financial Accounting Standard (“SFAS”) No. 123R, Share-Based Payment, on January 1, 2006. Accordingly, the fair value of options calculated in accordance with the Black-Scholes valuation model is expensed as compensation cost over the period of service related to the options (typically the vesting period).
As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, unless the compensation is performance-based. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.
REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
December 30, 2008
We have reviewed and discussed the above Compensation Discussion and Analysis with management of Alliance HealthCard, Inc.
Based on that review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Annual Report on Form 10-K for the year ended September 30, 2008 and in this information statement.
The Stock Option and Compensation Committee
Larry G. Gerdes, Chairman
John Simonelli
Mark R. Kidd
EXECUTIVE COMPENSATION
The following table sets forth the cash and non-cash compensation of the individuals that served as our Chief Executive Officer and Chief Financial Officer paid or accrued during the years ended September 30, 2008, 2007 and 2006 and our three other most highly compensated executive officers that were serving at September 30, 2008.
SUMMARY COMPENSATION TABLE

				Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation	Total
Danny C. Wright	2008	$200,000	$—	$—	$—	$200,000
Chairman and Chief Executive Officer	2007	$180,358	$—	$—	$—	$180,358
	2006	$452,000	$—	$—	$—	$452,000

Brett Wimberley	2008	$175,000	$—	$—	$—	$175,000
Director, President and	2007	$118,817	$—	$—	$—	$118,817
Chief Operating Officer	2006	$144,000	$—	$—	$—	$144,000

Bradley W. Denison	2008	$250,000	$10,400	$6,096	$—	$266,496
Senior Vice President,	2007	$205,743	$4,800	$—	$—	$210,543
General Counsel and Secretary	2006	$53,596	$—	$—	$—	$53,596

Rita W. McKeown	2008	$94,000	$5,000	$—	$—	$99,000
Chief Financial Officer and	2007	$87,833	$—	$11,500	$—	$99,333
Treasurer	2006	$82,000	$—	$—	$—	$82,000

Susan Matthews	2008	$175,000	$—	$—	$—	$175,000
Executive Vice President of	2007	$118,792	$—	$—	$—	$118,792
Sales and Marketing	2006	$144,000	$—	$—	$—	$144,000

(1)	In accordance with the provisions of SFAS No. 123 (revised 2004), Share-Based Payment, we measure stock based compensation expense using the modified prospective method. Under the modified prospective method, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.

Outstanding Equity Awards at Fiscal Year-End
During the year ended September 30, 2008, no options were exercised for the purchase of our common stock by the named executive officers named in the Summary Compensation Table, above. The following table sets forth information related to the number and value of options held by the named officers at September 30, 2008.
Outstanding Equity Awards at September 30, 2008

	Stock Option Awards
	Number of Common Stock		Option	Option
	Underlying Options		Exercise	Expiration
Name	Exercisable	Unexercisable	Price(1)	Date
Danny C. Wright	—	—	$—	N/A
Brett Wimberley	—	—	$—	N/A
Bradley Denison	5,000	—	$1.00	May 13, 2018
		2,500	$1.00	May 13, 2018
Rita McKeown	23,410	—	$0.83	October 1, 2009
	6,000	—	$1.00	October 1, 2010
	4,999	—	$1.01	May 26, 2014
	10,000	—	$1.15	February 15, 2017
Susan Matthews	—	—	$—	N/A

(1)	The closing sale price of our common stock as reported on the OTC Bulletin Board on September 30, 2008 was $0.70.
DIRECTOR COMPENSATION
In May 2008, we adopted a compensation policy for our independent or non-employee directors. This policy provides that the directors qualifying as independent or non-employee directors are entitled to receive stock options exercisable for the purchase of 10,000 common stock shares upon initially becoming a member of the board of directors, annually stock options exercisable for the purchase of 5,000 common stock shares, and $1,000 per calendar quarter. Prior to adoption of this compensation policy, other than through the receipt of discretionary stock option grants, our directors were not compensated for attending board or committee meetings. Directors who are also our employees receive no additional compensation for serving as directors or on a board committee, unless special circumstances or assigned responsibilities support additional compensation, including negotiation of the terms of an asset or entity acquisition transaction. We reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of our board and its committees.
During the fiscal year ended September 30, 2008, the members of our board of directors received the following compensation:
•	Each non-employee member received a quarterly payment of $1,000 for each calendar quarter ending June 30 and September 30, 2008.

•	We reimbursed our directors members for travel and out of pocket expenses in connection with their attendance at board and committee meetings.

•	We granted stock options to the non-employee board members as follows:

Director Name	Options Granted
John Simonelli	10,000
Mark R. Kidd	10,000
Larry G. Gerdes	5,000
In the year ended September 30, 2008, the following directors received compensation in the following aggregate amounts:

	Fees Earned or	Option
Name	Paid in Cash	Awards (1)	Total
John Simonelli	$2,000	$8,291	$10,291
Mark R. Kidd	$2,000	$8,291	$10,291
Larry G. Gerdes	$2,000	$4,145	$6,145

(1)	In accordance with the provisions of SFAS No. 123 (revised 2004), Share-Based Payment, we measure stock based compensation expense using the modified prospective method. Under the modified prospective method, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.
STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
The Stock Option and Compensation Committee of the Board of Directors for fiscal 2008 was comprised of Larry Gerdes (Chairman), John Simonelli, and Mark R. Kidd. None of the members of the Stock Option and Compensation Committee served as one of our officers or employees during the fiscal year ended September 30, 2008. No interlocking relationship exists between members of our Board of Directors or Stock Option and Compensation Committee and members of the board of directors or compensation committee of any other company.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information regarding our common stock shares that may be issued upon the exercise of stock options under our existing equity compensation plans as of September 30, 2008.

Number of
	securities to be		Number of securities
	issued upon		remaining available for
	exercise of	Weighted-average	future issuance under
	outstanding	exercise price of	equity compensation plans
	options, warrants	outstanding options,	(excluding securities
Equity Compensation Plan	and rights	warrants and rights	reflected in column (a))

Alliance HealthCard, Inc. 2000 Stock Option Plan (Not approved by security holders)	1,968,897	$0.93	837,794

Total	1,968,897	$0.93	837,794

Officer and Director Liability and Indemnification
As provided by the Georgia Business Corporation Code, each of our directors and officers is not liable to us or our shareholders for any action taken as a director or officer, or any failure to take any action, if the director or officer performed his or her duties in compliance with the Georgia Business Corporation Code. A director is required to discharge his or her duties as a director, including those duties as a member of a committee, or an officer in a manner he or she believes in good faith to be in our best interests and with the care that an ordinarily prudent person in a like position would exercise under similar circumstances. In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
•	One or more of our officers or employees whom the director reasonably believes to be reliable and competent in the matters presented;

•	Legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or

•	A committee of our Board of Directors of which he is not a member if the director reasonably believes the committee merits confidence.
However, neither a director nor an officer is entitled to rely on the forgoing if the director or officer has knowledge concerning the matter in question that makes reliance unwarranted.
The provisions of the Georgia Business Corporation Code do not eliminate liability of a director or an executive officer for violations of federal securities laws, nor do they limit our and our shareholders’ rights, in appropriate circumstances, to seek equitable remedies including injunctive or other forms of non-monetary relief. These remedies may not be effective in all cases.
The Georgia Business Corporation Code requires us to indemnify all of our directors, officers, employees and agents. Under these provisions, when an individual in his or her capacity as an officer or a director is made or threatened to be made a party to any suit or proceeding, the individual may be indemnified if he or she acted in good faith. These indemnification provisions are not exclusive of any other rights to which the individual may be entitled. Insofar as indemnification for liabilities arising under the Georgia Business Corporation Code or otherwise may be permitted to its directors and officers, we have been advised that in the opinion of the United States Securities and Exchange Commission the indemnification is against public policy and is, therefore, unenforceable.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Code of Business Conduct and Ethics Policy (“Code of Ethics”) addresses any conflicts of interests on the part of any employee that might cast doubt on an employee’s ability to act objectively when representing us. In addition to setting guidelines, the Code of Ethics provides that each potential conflict of interest will be reviewed and the final decision as to the existence of a conflict made by our Chief Executive Officer.
The following is a description of transactions we entered into with our officers, directors and shareholders that beneficially own more than 5% of our common stock during the years ended September 30, 2008 and 2007. These transactions will continue in effect and may result in conflicts of interest between us and these named persons. Although our officers and directors have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in our favor or in favor of our shareholders.
Office Space Leasing Arrangements
Our subsidiary, Benefit Marketing Solutions, LLC (“BMS), occupies its offices in Norman, Oklahoma under a lease that expires September 30, 2009. The total space consists of approximately 6,523 square feet. The lease agreement is with Southwest Brokers, Inc., a company owned by Brett Wimberley, one of our Directors and our President and Chief Operating Officer.

In the event we are required to move from our current offices in Norman, Oklahoma, the terms and cost of occupancy may be substantially different than those under which that office space is currently occupied and the rental rate may be substantially greater.
Merger-Acquisition of BMS Holding Company
On February 28, 2007, we completed the merger-acquisition of BMS Holding Company, whose shareholders were Danny C. Wright, Brett Wimberley and Susan Matthews (the “BMS Shareholders”). In connection with this merger, three promissory notes were issued to the BMS Shareholders in the aggregate amount of $7,147,000. The notes are dated March 1, 2007 and bear interest at 1% per annum. The carrying amount of these notes for financial reporting purposes was discounted to $6,666,447 with an effective interest rate of 7% to adjust for the below market interest rate. Principal and accrued interest of the notes were due and payable in 12 consecutive quarterly installments commencing on May 15, 2007 and on each August 14, November 14, February 14 and May 15 of each year thereafter and in full on February 14, 2010, if not previously paid. Any payment of principal and interest was to be applied first to the payment of interest due on the outstanding principal sum and the balance was to be applied in reduction of principal sum. Notwithstanding the foregoing and any other provision in the notes, in the event that our consolidated earnings before interest, income taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles for each of the fiscal years ending on September 30, 2007, 2008 and 2009 should be less (“Actual EBITDA”) than $4,200,000 (the “Targeted EBITDA”), then the principal amount of these notes were to be reduced by an amount equal to the percentage by which the Actual EBITDA for each applicable period falls short of the Targeted EBITDA and the adjusted principal balance of the notes would then be amortized over the remaining term of the notes in accordance with the foregoing payment terms and schedule.
In addition to the foregoing, after the consummation of the BMS Holdings merger, the principal amounts of these notes were to be reduced dollar-for-dollar by any loss incurred by BMS Insurance Agency, L.L.C., a BMS Holdings’ affiliate, resulting from contingent commissions being held by CAPIC pending receipt of a non-resident license from the Puerto Rico Department of Insurance. Any net proceeds of BMS Insurance Agency, L.L.C. attributable to pre-closing periods was to inure on a pro-rata basis to the benefit of the BMS Shareholders as holders of the notes. After any decrease or increase in the principal amount of the notes related to post-closing payments to or from CAPIC, the adjusted principal balance of these notes will be amortized over the remaining term of the notes in accordance with the foregoing payment terms. To comply with this provision, the principal of the notes was reduced by $247,073 as of September 30, 2007. The notes further provided that recovery of any net proceeds of BMS Insurance Agency, L.L.C. attributable to pre-closing periods would inure on a pro-rata basis to the benefit of the BMS Shareholders. As a result of the settlement agreement completed on March 13, 2008 with CAPIC, BMS Insurance Agency, L.L.C. received proceeds of $34,280 that resulted in a pro rata increase in the aggregate principal amounts of the notes.
Pursuant to discussions between the BMS Shareholders (as the holders of the notes) and our disinterested directors (and their approval), on January 10, 2008 the original notes were cancelled and replaced by new notes reflecting the unpaid principal balance, but modifying the measurement periods to defer by one year to the fiscal years ending September 30, 2008, September 30, 2009 and converted to quarterly reviews thereafter. Our disinterested directors concluded that these deferred periods more appropriately tie the payment obligations to our performance because the initial period did not reflect an entire 12-month period and also included several merger related one-time expenses. Several additional provisions were added to allow for adjustments of the principal amounts of the notes, if necessary. The new notes were issued in the aggregate principal amount of $5,113,177 representing the unpaid principal balances on the original notes on that date before the above described note adjustments.
Principal and interest payments made on these notes were $2,358,265 and $1,222,382, respectively for the years ended September 30, 2008 and 2007.

THE REINCORPORATION MERGER
General
Our Board of Directors is proposing that our current state of incorporation, Georgia, be changed to Oklahoma. The reasons for the change are
•	our principal corporate offices are in Oklahoma, rather than Georgia;
•	anticipated reduction in legal and professional fees;
•	various indirect costs associated with maintaining entities organized in both Georgia and Oklahoma; and
•	the Oklahoma corporate laws are patterned after and substantially the same as those of Delaware pertaining to corporate governance, and the Delaware corporate laws are judicially interpreted and developed extensively, and continuously updated.
This change will be effected by an Agreement and Plan of Merger, a copy of which is attached to this information statement as Appendix A (the “Merger Agreement”). The Board of Directors has unanimously approved the Merger Agreement for consideration by our shareholders. The Merger Agreement provides for the merger of Alliance HealthCard Acquisition Corp., a wholly-owned subsidiary of Access Plans, Inc. and that is an Oklahoma corporation and one of our wholly-owned subsidiaries (“Access Plans (Oklahoma)”) and in accordance with the Merger Agreement, we (Alliance HealthCard) will be the surviving corporation (the “Reincorporation Merger”). Effectively, we (Alliance HealthCard) will become a wholly-owned subsidiary of Access Plans (Oklahoma) and will cause our reincorporated in Oklahoma. On the effective date of the Reincorporation Merger, each issued and outstanding share of our common stock will be converted into one share of common stock, $0.0001 par value per share, of Access Plans (Oklahoma) (the “Access Plans (Oklahoma) Common Stock”), and Access Plans (Oklahoma) will continue to conduct our business activities as our successor. Other than their organization, Access Plans (Oklahoma) and Alliance HealthCard Acquisition Corp. have not conducted any business activities since their organization. The following discussion summarizes certain aspects of the Reincorporation Merger, but is qualified in its entirety by reference to the Merger Agreement (and its attached exhibit) that is attached to this information statement as Appendix A.
On the effective date of the Reincorporation Merger, Access Plans (Oklahoma) will become our holding company and we will be a wholly-owned subsidiary of Access Plans (Oklahoma). Our officers and directors will become the officers and directors of Access Plans (Oklahoma) and effectively our corporate name will become “Access Plans, Inc.”
Except as described below, shareholders of Access Plans (Oklahoma), as shareholders of an Oklahoma corporation, will, in general, have the same rights that they possess as our current shareholders (as shareholders of Alliance HealthCard, a Georgia corporation), although certain changes are inherent in being incorporated in Oklahoma rather than in Georgia. See “—Material Differences between Georgia and Oklahoma Corporate Laws” below for a brief discussion of some of the more material differences.
The Merger Agreement will be terminated if it is not approved by a majority vote of our outstanding common stock shares or if certain other conditions are not met.
On the effective date of the Reincorporation Merger, our then issued and outstanding shares of common stock will automatically be converted into shares of Access Plans (Oklahoma) Common Stock. You and our other shareholders may, but are not required to, surrender their present common stock certificates so that replacement certificates representing shares of Access Plans (Oklahoma) Common Stock may be issued in exchange therefor. Certificates representing common stock should not be destroyed or returned to us. After the Reincorporation Merger, certificates representing common stock will constitute “good delivery” in connection with sales through a broker, or otherwise, of shares of Access Plans (Oklahoma) Common Stock. Those shares of common stock that are held in “street name” with a broker will be automatically converted into Access Plans (Oklahoma) Common Stock without any action required by the beneficial owner of those shares.

Computershare, our transfer agent, will act as transfer agent for Access Plans (Oklahoma) after the Reincorporation Merger. New certificates will also be issued upon the request of any shareholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes, if any.
It will not be necessary for shareholders to exchange their existing stock certificates for stock certificates of Access Plans (Oklahoma).
Approval of the Reincorporation Merger will effect a change in our legal domicile and certain other changes of a legal nature, as described in this information statement. Our reincorporation in Oklahoma will not result in any change in our business, management, the location of our principal executive officers, assets, liabilities or shareholders’ equity. The Company currently acts as a holding company of BMS Holdings and Access Plans USA, Inc., and conducts the business operations that we conducted prior to our merger acquisitions of BMS Holdings and Access Plans USA. Following completion of the Reincorporation Merger, it is anticipated that Access Plans (Oklahoma) will become solely a holding company and all business activities will be conducted through its subsidiaries.
We are currently governed, and the shareholders’ rights are defined, by the laws of Georgia and our Board of Directors and officers, certificate of incorporation, and bylaws. In general, your rights and those of our other shareholders will not be substantially changed as a result of the Reincorporation Merger. However, although the statutes governing corporations in Oklahoma and Georgia are substantially the same in many respects, there are differences. The changes and differences are set forth below under the caption “—Material Differences between Georgia and Oklahoma Corporate Laws.”
The Merger Agreement provides that it may be amended at any time, whether before or after shareholder approval of the Merger Agreement, by agreement of our Board of Directors and that of Access Plans (Oklahoma), unless the amendment would adversely affect your and our other shareholders’ rights.
Reasons for and Advantages of Reincorporation in Oklahoma
Our Board of Directors believes that our best interests and those of our shareholders will be served by changing our state of incorporation from Georgia to Oklahoma. Our Board of Directors is not aware of any divergence of interest between management and the shareholders in general concerning the proposal.
Reduction or Elimination of Georgia Franchise Taxes and Administrative Costs. The principal reason for reincorporation in Oklahoma is that our offices and operations are located in Oklahoma and principally conducted in Oklahoma and Texas through our wholly-owned subsidiaries, and we pay franchise taxes in Oklahoma and Texas. Although we currently pay the minimum franchise tax in Georgia, we anticipate that in the future as our assets increase and, accordingly our stockholders equity, we will pay corporate franchise taxes in Georgia which will result in the payment of multiple franchise taxes in multiple states on the same assets. As a result of the Reincorporation Merger, the franchise taxes otherwise payable to Georgia will be eliminated with only a minimal increase in franchise taxes being payable to Oklahoma as well as legal and professional fees. Furthermore, we anticipate that the business activities currently conducted in Georgia will be consolidated with and become part of the operations of our subsidiary, Access Plans USA.
Oklahoma Corporate Laws Similar to Those of Delaware. Unlike Georgia corporate laws, Oklahoma corporate laws are patterned after and very similar those of Delaware. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations, thereby providing greater predictability with respect to legal affairs.

In 1986, the Oklahoma General Corporation Act was enacted and with the other Oklahoma corporate law, the corporate laws of Oklahoma are substantially identical to those of Delaware. Since enactment, the Oklahoma legislature has continued to update the Oklahoma General Corporation Act to correspond with the Delaware corporate law. Even though the Oklahoma courts have not decided the large number of cases as have the Delaware courts, the Delaware decisions and interpretations are and will continue to have substantial persuasive weight in Oklahoma courts because of the similarity of the laws and the perceived expertise of the Delaware judiciary. Therefore, there are not significant differences between corporate laws of Delaware and Oklahoma and the former unique advantages of being incorporated in Delaware as compared to Oklahoma no longer exist.
Recommendation of Our Board of Directors
Our Board of Directors unanimously approved the merger.
Federal Income Tax Consequences of the Merger
The following discussion is a summary of the material U.S. federal income tax consequences to us and our shareholders of the Reincorporation Merger. The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions as of the date of this information statement/prospectus, all of which are subject to change, possibly with retroactive effect.
The discussion below is for general information only and does not address the effects of any state, local or foreign tax laws as they may relate to the merger. In addition, the discussion below assumes you hold shares of our common stock as a capital asset. However, the tax treatment may vary depending upon your particular situation. Certain taxpayers, including insurance companies, tax-exempt organizations, financial institutions and broker-dealers may be subject to special rules not discussed below.
In the opinion of our counsel, Dunn Swan & Cunningham, consummation of the Reincorporation Merger will constitute reorganization within the meaning of Section 368 of the Code. This opinion will be based on facts existing at the time the merger becomes effective and on the representations, warranties and covenants as to factual matters contained in the merger agreement. The conclusions reached in the opinion could be jeopardized if the representations, warranties or covenants are incorrect in certain material respects. We are unaware of any facts or circumstances which would cause any of the representations, warranties and covenants made in the Merger Agreement to be untrue or incorrect in any material respect. The opinion of counsel is not binding on the Internal Revenue Service or the courts.
Based on the opinions discussed above, the material U.S. federal income tax consequences that will result from the merger are as follows:
•	you and the other holders of our common stock shares will not recognize any income, gain or loss upon completion of the Reincorporation Merger and

•	no income, gain or loss will be recognized by us as a result of the Reincorporation Merger.
The foregoing discussion is only a summary and may not be a complete analysis or listing of all potential tax effects that could be relevant to your particular tax circumstances. You are urged to consult your own tax advisor concerning the federal, state and local and any foreign tax consequences of the merger to you.
Federal Securities Law Consequences
All shares of common stock to be received by you and our other shareholders are not required to be registered under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with Rule 135 promulgated under the Securities Act and will have the same transferability status that currently exists for the common stock shares owned at the time the Reincorporation Merger becomes effective. The shares received by you and other shareholders, with the exception of those shares received by our “affiliates,” may be resold without restriction under the Securities Act. A person who may be deemed to be our affiliate generally includes an individual or entity that controls, is controlled by, or is under common control with, the person and may include certain officers and directors of the person as well as principal shareholders of the person.

Regulatory Approvals
There are no regulatory approvals required to be obtained by us prior to or subsequent to consummation of the Reincorporation Merger.
Required Affirmative Vote
The affirmative vote of at least a majority of our outstanding common stock shares is required for approval of our merger with Access Plans (Oklahoma). We anticipate that, on or shortly after the 21st day following distribution of this information statement certain of our affiliates holding a majority of our outstanding common stock shares will execute shareholder consents approving and adopting the Reincorporation Merger and the Merger Agreement.
As of the date of this information statement Danny C. Wright, Brett Wimberley, Susan Matthews, Global Special Opportunities Trust PLC, RENN Global Entrepreneurs Fund, Inc. (formerly Renaissance Capital Growth & Income Fund III, Inc.), Premier RENN Entrepreneurial Fund Limited (formerly Premier RENN US Emerging Growth Fund Limited), and Renaissance US Growth Investment Trust PLC own of record a total of 11,521,168 shares of our outstanding common stock, representing approximately 53.2% of our outstanding common stock shares. It is anticipated that they will execute shareholder consents and approving the Merger Agreement and Reincorporation Merger.
If the holders of less than a majority of our outstanding common stock shares execute shareholder consents approving and adopting of the merger agreement and merger, we will be required to call a shareholders’ meeting for consideration of the Reincorporation Merger.
No Dissenter Rights Available
Upon completion of the Reincorporation Merger, you and our other shareholders will not have dissenter rights under the Georgia Business Corporation Code.
Material Differences between Georgia and Oklahoma Corporate Laws
The rights of you and our other shareholders are currently governed by the Georgia Business Corporation Code, which we refer to as the GBCC, and our amended and restated articles of incorporation, which we refer to as the articles of incorporation, and bylaws. The rights of the Access Plans (Oklahoma) shareholders are governed by the Oklahoma General Corporation Act (which we refer to as the OGCA) and the restated certificate of incorporation and bylaws of Access Plans (Oklahoma). Upon completion of the merger, you and our other shareholders will become shareholders of Access Plans (Oklahoma) and the your and our other shareholders’ rights of Access Plans (Oklahoma) shareholders will be governed by the OGCA, the certificate of incorporation and bylaws of Access Plans (Oklahoma).
The following summarizes the material differences between the GBCC and our articles of incorporation and bylaws, on the one hand, and the OGCA and Access Plans (Oklahoma)’s certificate of incorporation and bylaws, on the other hand. This summary does not include a complete description of all differences between the rights of Alliance HealthCard shareholders and Access Plans (Oklahoma) shareholders, nor does it include a complete description of the specific rights of these holders. Furthermore, the identification of some of the differences in the rights of these holders as material is not intended to indicate that other differences that may be equally important do not exist.
You and our other shareholders are urged to read carefully the relevant provisions of the OGCA and the GBCC, as well as our articles of incorporation and bylaws and the certificate of incorporation and bylaws of Access Plans (Oklahoma). Copies of our current organizational documents and those of Access Plans (Oklahoma) referred to in this discussion are available to you upon request. See “Where You Can Find More Information.”

Classes and Series of Capital Stock
Our and Access Plans (Oklahoma)’s authorized capital stock consists of 100,000,000 common shares, having a par value of $0.001 per share and entitled to one vote per share.
Annual Meeting of Shareholders
Alliance HealthCard. The GBCC provides that a meeting of shareholders will be held annually at a time stated in or fixed in accordance with the corporation’s bylaws. The GBCC also requires notice of a shareholders’ meeting to be sent to shareholders entitled to vote at a meeting, not fewer than 10 nor more than 60 days before the date of the meeting. Unless the GBCC or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting.
The GBCC also provides that the superior court of the county where a corporation’s registered office is located may summarily order a meeting to be held upon application of any shareholder of the corporation if an annual meeting was not held within the earlier of six months after the end of a fiscal year of the corporation or 15 months after its last annual meeting. Following notice to the corporation, the superior court may order that a meeting ordered in this manner be deemed an annual meeting or a special meeting.
Our bylaws provide that the annual meeting of shareholders for the election of directors and for the transaction of other business as may properly come before the meeting will be held on that date and at that time and place as the board of directors may by resolution provide. Our bylaws also provide that written notice of each meeting of shareholders will be given to each shareholder of record entitled to vote at the meeting, not less than 10 nor more than 60 days prior to the meeting.
Access Plans (Oklahoma). The OGCA provides that, unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of shareholders will be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws of the corporation. Any other proper business may also be transacted at the annual meeting. The OGCA also generally requires notices of annual meetings to be sent to all shareholders of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting.
The OGCA also provides that if, for a period of 30 days after the date designated by the bylaws for the annual meeting of shareholders, or, if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, there is a failure to hold an annual meeting or to take action by written consent to elect directors in lieu of an annual meeting, the Oklahoma County District Court may summarily order a meeting to be held upon the application of any shareholder or director.
The Access Plans (Oklahoma) bylaws provide that an annual meeting of the shareholders for the election of directors to succeed those whose terms expire and for the transaction of other business as may properly come before the meeting will be held at such place, on such date, and at such time as the board of directors fixes each year. These bylaws also provide that written notice of each meeting of shareholders will be given to each shareholder of record entitled to vote at the meeting not less than 20 nor more than 60 days prior to the meeting.
Special Meetings of Shareholders
Alliance HealthCard. The GBCC provides that special meetings of shareholders may be called by the board of directors or by any persons authorized to do so in the articles of incorporation or the bylaws of the corporation.
The GBCC also provides that, except as to corporations having 100 or fewer shareholders of record, a special meeting may be called by the holders of at least 25%, or that greater or lesser percentage as may be provided in the articles of incorporation or bylaws, of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting. Those holders must sign, date and deliver to the corporation one or more demands in writing or by electronic transmission for the meeting describing the purpose or purposes of the special meeting. Under the GBCC, the superior court of the county where a corporation’s registered office is located may order a meeting upon application of a shareholder who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the demand was delivered to the corporation’s secretary, or the special meeting was not held in accordance with the notice.

Under the GBCC, notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Only business within the purpose or purposes described in this notice may be conducted at a special shareholders’ meeting.
Our bylaws provide that a special shareholders meetings for any purpose may be called at any time by the board or directors, or by a duly designated committee of the board of directors and shall be called by the chief executive officer or secretary at the request in writing of a majority of the directors, or at the request in writing (including a statement of the purpose or purposes of the proposed meeting) of shareholders owning at least 25% of our outstanding capital stock entitled to vote. The business transacted at any special meeting of shareholders is limited to the purposes stated in the meeting notice.
Access Plans (Oklahoma). The OGCA provides that a special meeting of shareholders may be called by the board of directors or by any persons authorized in the certificate of incorporation or bylaws of the corporation. The notice to shareholders of the meeting must include the purpose or purposes for which the meeting is called.
The Access Plans (Oklahoma) bylaws provide that special meetings of the shareholders may only be called, for any purpose or purposes, by the chairman of the board of directors, the chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any the resolution is presented to the board of directors for adoption).
Shareholder Action Without a Meeting
Alliance HealthCard. The GBCC provides that action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting upon the written consent of all the shareholders entitled to vote on the action or, if the articles of incorporation so provide, upon the written consent of persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.
Our articles of incorporation provide that any action required to be taken or that may be taken at a meeting of the shareholders may be taken without a meeting if written consent, setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof or, if so provided in the shareholders entitled to vote with respect to the subject matter thereof or, if so provided in the articles of incorporation, by shareholders who would be entitled to vote at a meeting holding shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.
Access Plans USA. The OGCA provides that, unless otherwise provided in the certificate of incorporation of the corporation having less than 1,000 record owners of capital shares, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted.
Under the Access Plans (Oklahoma) bylaws shareholders may take action by written consent without a meeting to the extent and in the manner permitted by law. Any action taken by the shareholders must be in accordance with the Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any action taken without a shareholder meeting must be by written consent setting forth the action taken, be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, and be delivered to us at our principal place of business or to our secretary.

The written consent must bear the date of signature of each shareholder that signs the consent and no written consent will be effective to take the action unless within 60 days of the date of the earliest dated consent a sufficient number of holders have executed the consent and it is received by us.
Shareholder Nominations and Proposals
Alliance HealthCard. Our bylaws do not establish procedures for shareholder nominations of directors and consideration of shareholder proposals at our shareholders meetings.
Access Plans (Oklahoma). The Access Plans (Oklahoma) bylaws establish procedures that must be followed for a shareholder to submit a proposal to be voted on by the shareholders of Access Plans USA at its annual meeting of shareholders and a substantially similar procedure to be followed for the nomination and election of directors. No business may be proposed by a shareholder at the annual meeting of shareholders without giving written notice to the Secretary of Access Plans USA 120 days prior to the scheduled date of the meeting. In the event, however, that in the event that an annual meeting was not held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting, notice by the shareholder to be timely must be so received a reasonable time before the notice of annual meeting is released to shareholders. The shareholder’s notice must set forth:
•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

•	the name and record address of the shareholder;

•	the class or series and number of shares of Access Plans USA capital stock that are owned beneficially or of record of the shareholder;

•	any material interest of the shareholder in the business or matter to be considered; and

•	any other information that is required to be provided by the shareholder pursuant to Regulation 14A promulgated under the Exchange Act, in the shareholder’s capacity as a proponent of a shareholder proposal.
In addition, shareholders’ notices relating to director nominations must be accompanied by a written consent of each proposed nominee being named as a nominee and to serve as a director, if elected, and must include:
•	the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the class or series and number of shares of Access Plans USA capital stock that are owned beneficially or of record by the nominee;

•	any other information relating to the nominee that is required to be disclosed in proxy solicitations for director elections pursuant to Section 14 of the Exchange Act; and

•	certain other specified information relating to the shareholder making the nomination.
If the chairman of the board determines that any proposal or nomination was not made in accordance with these procedures, the chairman of the board may declare this at the meeting, and the defective proposal or nomination will be disregarded.

Access to Corporate Records, Financial Statements and Related Matters
Alliance HealthCard. The GBCC requires that a corporation or its agent maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.
The GBCC further provides that, upon written demand at least five business days in advance, a shareholder of a corporation is entitled to inspect and copy, during regular business hours at the corporation’s principal office, certain records of the corporation specifically designated in the GBCC, including minutes of shareholders’ meetings for the preceding three years and a list of the names and business addresses of each director.
In addition, the GBCC provides that a shareholder whose demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder, and who describes with reasonable particularity his purpose and the records he desires to inspect, is entitled to inspect and copy, upon written demand at least five days in advance, during regular business hours at a reasonable location specified by the corporation, any of the following records that are directly connected with his purpose (and the records are to be used only for the stated purpose):
•	excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any shareholders’ meeting, and records of action taken by the shareholders or board of directors without a meeting, to the extent not otherwise subject to inspection as discussed above;

•	accounting records of the corporation; and

•	the record of shareholders.
These last rights of inspection may be limited under the GBCC by a corporation’s articles of incorporation or bylaws for shareholders owning two percent or less of the shares outstanding. Neither our articles of incorporation nor its bylaws contain the permissible limitation noted above, and therefore the GBCC’s default rules apply.
Further, after fixing a record date for a shareholders’ meeting, a corporation must prepare a list of shareholders who are entitled to notice of the shareholders’ meeting, and this list must be available for inspection by any shareholder, his or her agent, or his or her attorney on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation. The shareholders’ list may also be inspected by any shareholder present during the shareholders’ meeting or on a reasonably accessible electronic network during the whole time of the meeting if the meeting is to be held solely by means of remote communication.
Access Plans (Oklahoma). The OGCA provides that any shareholder, in person or by attorney or other agent, upon written demand under oath stating the shareholder’s purpose, has the right during usual business hours to inspect for any proper purpose reasonably related to that person’s interest as a shareholder, and to make copies and extracts from the corporation’s stock ledger, a list of its shareholders, its other books and records and a subsidiary’s books and records, to the extent that the corporation has actual possession and control of those records or the corporation could obtain such records through the exercise of control over that subsidiary, with certain limitations. In addition, a shareholder has the right to examine the list of shareholders prepared at least 10 days before every meeting of shareholders, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting on a reasonably accessible electronic network or during ordinary business hours, at the principal place of business of the corporation. The shareholders’ list may also be inspected by any shareholder present during the shareholders’ meeting, or on a reasonably accessible electronic network during the whole time of the meeting if the meeting is to be held solely by means of remote communication.

Amendments of Organizational Documents
Alliance HealthCard. Generally, under the GBCC, a proposed amendment to the articles of incorporation requires the recommendation of the amendment to the shareholders by the board of directors, unless the board of directors elects, because of a conflict of interest or other special circumstances, to make no recommendation and communicates the basis for its election to the shareholders with the amendment; further, the board of directors may condition its submission of the proposed amendment, the effectiveness of the proposed amendment, or both on any basis. The corporation must notify each shareholder entitled to vote of the proposed shareholders’ meeting, and the notice must state that the purpose or one of the purposes of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment. Unless the articles of incorporation, the GBCC, or the board of directors require a greater vote, generally, an affirmative vote by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote is needed for adoption of the amendment.
Access Plans (Oklahoma). Under the OGCA, after a corporation has received payment for its capital stock, a proposed amendment to the certificate of incorporation requires the adoption by the board of directors of a resolution setting forth the amendment proposed and a declaration of the amendment’s advisability and either calling a special meeting of the shareholders entitled to vote in respect of the amendment for the consideration of the amendment or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Unless the certificate of incorporation requires a greater vote, generally, an affirmative vote of a majority of the voting power of the outstanding shares entitled to vote and a majority of the voting power of the outstanding shares of each class entitled to vote as a class on the amendment is needed for adoption of the amendment.
Bylaw Amendments
Alliance HealthCard. Under the GBCC, a corporation’s board of directors may amend or repeal the corporation’s bylaws or adopt new bylaws unless the articles of incorporation or the GBCC reserve the power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. A corporation’s shareholders may amend or repeal the corporation’s bylaws or adopt new bylaws even though the bylaws may also be amended or repealed by its board of directors.
Our bylaws provide that the bylaws may be amended or repealed, or new Bylaws may be adopted, (a) by the shareholders or (b) by the affirmative vote of a majority of the full board of directors at any regular or special meeting. Any bylaws adopted or amended by the shareholders may be amended or repealed by the board of directors or the shareholders, unless the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.
Access Plans (Oklahoma). Under the OGCA, the power to adopt, alter and repeal bylaws is vested in the shareholders, except to the extent that a corporation’s certificate of incorporation rests concurrent power in the board of directors.
The Access Plans (Oklahoma) certificate of incorporation of provides that the power to adopt, amend or repeal the bylaws is conferred on the board of directors. The Access Plans (Oklahoma) bylaws provide that the bylaws may be amended or repealed and new bylaws adopted by the board of directors or by the shareholders entitled to vote.
Dividends
Alliance HealthCard. Under the GBCC, a corporation’s board of directors may authorize and the corporation may pay dividends to its shareholders, unless, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the ordinary course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.
Access Plans (Oklahoma). Under the OGCA, a board of directors may declare and pay dividends and other distributions to its shareholders, subject to any restrictions contained in the corporation’s certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation’s capital is less than the amount of capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.

Dissenters’ and Appraisal Rights
Alliance HealthCard. The GBCC provides to shareholders who dissent from (i) a merger, (ii) a share exchange, (iii) a sale of all or substantially all of the assets of the corporation, (iv) an amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash or (v) any corporate action taken pursuant to a shareholder vote to the extent that certain provisions of the GBCC, the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares, the right to demand and receive the fair value of their shares as appraised by the court (if the shareholder is dissatisfied with the corporation’s offer to pay the shareholder the corporation’s estimate of such fair value). However, shareholders do not have dissenters’ rights if
•	the shares they hold, on the record date fixed for determination of the shareholders entitled to receive notice of and to vote at the shareholders’ meeting to act upon the plan of merger, share exchange, sale of corporate property or other specified corporate actions, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 shareholders; or
•	the merger is between a parent corporation and its 90% or more owned subsidiary corporation.
Those shareholders, however, will have dissenters’ rights if the articles of incorporation or a resolution of the board of directors approving the transaction so provide or, in the case of a merger or share exchange, the plan of merger or share exchange requires that they receive for their shares anything other than shares of the surviving corporation or another publicly held corporation which are either listed on a national securities exchange or held of record by more than 2,000 shareholders( except for scrip or cash payments in lieu of fractional shares, as applicable). Our common shares and those of Access Plans (Oklahoma) common shares are not listed on a national exchange and it is anticipated that following the merger, Access Plans (Oklahoma) will have less than 2,000 shareholders of record. Furthermore, because the Reincorporation Merger is with our wholly-owned subsidiary, holders of our common stock shares are not entitled to dissenters’ rights in connection with the Reincorporation Merger.
Access Plans (Oklahoma). The OGCA provides to shareholders who dissent from a merger or consolidation of the corporation the right to demand and receive payment of the fair value of their shares as appraised by the Oklahoma County District Court. However, shareholders do not have appraisal rights if they are holders of shares of the constituent corporation surviving a merger if the merger did not require approval of the shareholders of the surviving corporation, or if the shares they hold, at the record date for determination of shareholders entitled to vote at the meeting of shareholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders.
Number and Qualification of Directors
Alliance HealthCard. The GBCC provides that a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The articles of incorporation or bylaws may allow the shareholders or the board of directors to fix or change the number of directors, or may establish a permissible range for the number of directors pursuant to which the shareholders or, if the articles or bylaws so provide, the board of directors may fix or change the number of directors from time to time. Because we do not have a staggered board of directors, after directors are first elected or appointed, directors are elected to one-year terms at each annual shareholders’ meeting. An exception to this is the current terms of J. French Hill and Russell Cleveland, whose terms as directors will expire at the 2010 annual shareholders’ meeting in accordance with the Agreement and Plan of Merger pursuant to which we acquired with Access Plans USA on April 1, 2009.

Our bylaws provide that the board of director will consist of not less than five nor more than seven members as alternatively determined from time to time by resolution of the board or by the shareholders at the annual meeting. Directors need not be shareholders. Each director will be elected or re-elected by the shareholders at an annual meeting and shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.
Access Plans (Oklahoma). The OGCA permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. In addition, the certificate of incorporation may confer upon one or more directors, whether or not elected separately by the holders of any class or series of shares, voting powers greater or less than those of other directors. Because Access Plans (Oklahoma) does not have a staggered board of directors, directors are elected to one-year terms at each annual shareholders’ meeting.
The bylaws of Access Plans (Oklahoma) provide that the number of directors constituting the board of directors will be one or more as the directors may from time to time determine by resolution of the board of directors or election by the board of directors.
Filling Vacancies on the Board of Directors
Alliance HealthCard. Under the GBCC, unless the articles of incorporation or a bylaw approved by the shareholders provides otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy, or, if the directors remaining in office constitute fewer than a quorum of the board, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
Our bylaws provide that any newly created directorship resulting from an increase in the number of directors may be filled by vote of a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy on the board of directors may be filled by a vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
Access Plans (Oklahoma). Under the OGCA, unless otherwise provided in the certificate of incorporation or the bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In addition, under the OGCA, if, at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately before any such increase), the Oklahoma District Court may, upon application of any shareholder or shareholders holding at least ten percent of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any vacancy or newly created directorship, or replace the directors chosen by the directors then in office.
The bylaws of Access Plans (Oklahoma) provide that vacancies occurring on the board of directors for any reason may be filled by vote of a majority of the remaining members of the board of directors, although less than a quorum, at any meeting of the board of directors, or by a sole remaining director. Each director so elected will hold office for the unexpired portion of the term of the director whose place was vacant and until his or her successor has duly elected and qualified or until the director’s earlier death, resignation or due removal.
Removal of Directors
Alliance HealthCard. The GBCC provides that the shareholders may remove one or more directors with or without cause unless the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause. Unless a higher vote is required in the articles of incorporation or bylaws adopted by the shareholders, a director may be removed only by a majority of the votes entitled to be cast. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Our bylaws provide that, unless otherwise restricted by the articles of incorporation or by law, any director or the entire board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at a meeting called for the purpose of removing the director or directors and the meeting notice must state that one of the purposes of such meeting is the removal of the director or directors.
Access Plans (Oklahoma). The OGCA provides that a director or directors may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote on the election of directors.
The bylaws of Access Plans (Oklahoma) provide that the entire board of directors, or any individual director, may be removed at any time, with or without cause, by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an annual or special meeting of shareholders.
Limitation of Personal Liability of Directors
Alliance HealthCard. The GBCC provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or any of its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for participation in certain unlawful distributions to shareholders or for any transaction from which the director received an improper personal benefit. However, no provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date that such provision becomes effective.
Our articles of incorporation provide that a director will not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability
•	for any appropriation, in violation of his duties, of any business opportunity we may have,
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
•	for the type of liability set forth under Section 14-2-832 of the GBCC, or (iv) for any transaction from which the director received an improper personal benefit.
Access Plans (Oklahoma). The OGCA provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the provision may not eliminate or limit the liability of a director for:
•	breach of the duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends, certain share repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Access Plans (Oklahoma) certificate of incorporation provides that no director of the corporation will be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

•	under Section 174 of the OGCA; or

•	for any transaction from which a director derived an improper benefit.
Indemnification of Directors and Officers
Alliance HealthCard. The GBCC provides that, subject to certain limitations in the case of suits by the corporation and derivative suits brought by a corporation’s shareholders in the right of the corporation and specified procedural requirements, a corporation may indemnify any person who is a party to a proceeding by reason of being or having been a director or officer against liability incurred in the proceeding if the person:
•	conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in his or her official capacity, that the conduct was in the best interests of the corporation, and in all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

•	in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Any director or officer who has been wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she was a director or officer must be indemnified against reasonable expenses incurred by the director or officer, in connection with the proceeding. The GBCC also provides that a corporation’s articles of incorporation, a bylaw or an agreement may provide a director or officer with additional indemnification rights without regard to the limitations described above. In the case of a director, any bylaw or agreement providing such further indemnification must be approved by the shareholders. Nevertheless, the corporation is not permitted to indemnify a director or officer for any liability to the corporation for:
•	appropriation, in violation of his or her duties, of any business opportunity of the corporation;

•	acts or omission which involve intentional misconduct or a knowing violation of law;

•	participation in certain unlawful distributions to shareholders; or

•	any transaction from which he or she received an improper personal benefit.
Our bylaws generally provide for indemnification of directors and officers as permitted by the GBCC. Our bylaws also expressly permit the board of directors to enter into indemnity agreements between the corporation and any director or officer of the corporation in form and content acceptable to the board and substantially in the form of an agreement submitted to and approved by shareholders of the corporation. We and each of our directors have not entered into an indemnity agreement.
Access Plans (Oklahoma). The OGCA provides that, subject to certain limitations in the case of suits by the corporation and derivative suits brought by a corporation’s shareholders in the right of the corporation, a corporation may indemnify any person who is made a party to any third-party suit or proceeding by reason of being or having been a director or officer of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, if the person:
•	acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•	with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

To the extent a director, officer, employee or agent is successful in the defense of an action, suit or proceeding, the corporation is required by the OGCA to indemnify that person for expenses, including attorneys’ fees, actually and reasonably incurred thereby.
The bylaws of Access Plans (Oklahoma) provide for indemnification of officers and directors as permitted by the OGCA.
Vote on Mergers and Certain Other Transactions
Alliance HealthCard. The GBCC provides that one or more corporations may merge into another corporation if the board of directors of each corporation adopts and its shareholders (if required) approve a plan of merger, and, without limiting the power of a corporation to acquire all or part of the shares of one or more classes or series of another corporation through a voluntary exchange or otherwise, may engage in such a share exchange if the board of directors of each corporation adopts and its shareholders (if required) approve the share exchange. After adopting a plan of merger or share exchange, the board of directors of each corporation party to the merger, and the board of directors of the corporation whose shares will be acquired in the share exchange, will submit the plan of merger, subject to certain exceptions, or share exchange for approval by its shareholders. For a plan of merger or share exchange to be approved, the board of directors must recommend the plan of merger or share exchange to the shareholders, unless the board of directors elects, because of conflict of interest or other special circumstances, to make no recommendation and communicates the basis for its election to the shareholders with the plan. However, the board of directors may condition its submission of the proposed merger or share exchange, the effectiveness of the proposed merger or share exchange, or both on any basis.
The GBCC provides that unless the GBCC, the articles of incorporation, the bylaws, or the board of directors requires a greater vote or a vote by voting groups, the plan of merger or share exchange to be authorized must be approved by a majority of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan, voting as a single voting group and a majority of all the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the plan as a voting group by the articles of incorporation. Action by the shareholders of the surviving corporation on a plan of merger or by the shareholders of the acquiring corporation in a share exchange is not required if:
•	the articles of incorporation of the surviving or acquiring corporation will not differ (except for certain amendments) from its articles before the merger or share exchange;

•	each share of the surviving or acquiring corporation outstanding immediately before the effective date of the merger or share exchange is to be an identical outstanding or reacquired share immediately after the merger or share exchange; and

•	the number and kind of shares outstanding immediately after the merger or share exchange, plus the number and kind of shares issuable as a result of the merger or share exchange and by the conversion of securities issued pursuant to the merger or share exchange or the exercise of rights and warrants issued pursuant to the merger or share exchange, will not exceed the total number and kind of shares of the surviving or acquiring corporation authorized by its articles of incorporation immediately before the merger or share exchange.
The GBCC provides that a corporation may sell, lease, exchange, or otherwise dispose of all or substantially all of its property (with or without goodwill) on the terms and conditions and for the consideration determined by the corporation’s board of directors under circumstances similar to those enumerated above for approval of mergers and share exchanges, subject to exceptions for certain dispositions of a corporation’s property that do not require shareholder approval.
Our bylaws and articles of incorporation do not require a greater vote for approval of the above transactions than that specified in the GBCC.

Access Plans (Oklahoma). Under the OGCA, a merger, consolidation or sale of all or substantially all of a corporation’s assets must be approved by the board of directors and adopted by a majority of the outstanding shares of the corporation entitled to vote, subject to certain exceptions for mergers with wholly-owned subsidiaries of a corporation or a sale, lease or exchange of property to a corporation’s subsidiary. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding shares of a constituent corporation surviving a merger if:
•	the merger agreement does not amend in any respect its certificate of incorporation;

•	each share of the corporation outstanding prior to the merger will be an identical share following the merger; and

•	the merger will not result in the issuance of shares exceeding 20% of the common shares of the corporation outstanding immediately prior to the merger.
Anti-Takeover and Ownership Provisions
Alliance HealthCard. The GBCC provides for both fair price requirements in connection with business combinations with interested shareholders and prohibitions of such business combinations in certain circumstances. These fair price requirements and business combinations limitations under Georgia law apply only to corporations that elect pursuant to bylaw to be subject to these provisions.
The GBCC provides that, in addition to any vote otherwise required by law or the articles of incorporation of the corporation or unless certain fair price conditions are met, a business combination with an interested shareholder (as defined below) must be:
•	unanimously approved by the continuing directors (as defined below), so long as the continuing directors constitute at least three members of the board of directors at the time of such approval; or

•	recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination.
Our bylaws do not specifically provide that the fair price provisions of the GBCC.
The GBCC provides that a resident domestic corporation (as defined in the GBCC) may not engage in any business combination with any interested shareholder, subject to certain exceptions, for a period of five years following the time that the shareholder became an interested shareholder, unless:
•	prior to the time the resident domestic corporation’s board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•	in the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the voting shares of the resident domestic corporation outstanding at the time the transaction commenced, excluding shares held by certain parties enumerated in the GBCC; or

•	subsequent to becoming an interested shareholder, the shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting shares of the resident domestic corporation, excluding shares held by certain parties enumerated in the GBCC, and the business combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting shares entitled to vote thereon, excluding the shares held by certain parties enumerated in the GBCC.
Our bylaws do not provide that the GBCC’s restrictions against business combinations with interested shareholders are applicable to our business combinations.

Access Plans (Oklahoma). The OGCA contains a business combination statute that prohibits some transactions once an acquiror has gained a significant holding in the corporation. The OGCA generally prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder (defined as including the beneficial owner of 15% or more of a corporation’s voting shares), within three years after the person or entity becomes an interested shareholder, unless:
•	the board of directors has approved, before the acquisition date, either the business combination or the transaction that resulted in the person becoming an interested shareholder;

•	upon completion of the transaction that resulted in the person becoming an interested shareholder, the person owns at least 85% of the corporation’s voting shares, excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer; or

•	after the person or entity becomes an interested shareholder, the business combination is approved by the board of directors and authorized by the vote of at least 66 2/3% of the outstanding voting shares not owned by the interested shareholder at an annual or special meeting of shareholders and not by written consent.
The Access Plans (Oklahoma) certificate of incorporation provides that the anti-takeover provisions of the OGBA are not applicable.
2009 EQUITY COMPENSATION PLAN
On October 13, 2009, our board of directors approved and adopted the Alliance HealthCard, Inc. 2009 Equity Compensation Plan (the “2009 Plan”). The 2009 Plan will not become effective until approved by majority vote of our shareholders.
The 2009 Plan is established to create equity compensation incentives designed to motivate our directors and employees to put forth maximum effort toward our success and growth and enable our ability to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. The 2009 Plan provides for the grant of stock options, including incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), restricted stock awards, performance units, performance bonuses and stock appreciation rights to our employees and the grant of nonqualified stock options, stock appreciation rights and restricted stock awards to non-employee directors, subject to the conditions of the 2009 Plan (“Incentive Awards”).
The 2009 Plan consists of three separate plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. Each incentive award will be pursuant to a written award agreement. The 2009 Plan is designed to provide flexibility to meet our needs in a changing and competitive environment while minimizing dilution to our shareholders. We do not intend to use all incentive elements of the 2009 Plan at all times for each participant but will selectively grant the incentive awards and rights to achieve long-term goals.
The Plan will become effective upon approval by shareholders and has a term ending October 30, 2019 during which incentive awards may be granted; the 2009 Plan will continue in effect until all matters relating to the payment of incentive awards and administration are settled.
Shares Subject to the 2009 Plan. Incentive awards may be made for a total of 2,550,000 shares of our common stock of which 2,550,000 are to be used for the grant of incentive stock options. During the term of the 2009 Plan, we are required to reserve and keep available sufficient shares to satisfy the requirements of the 2009 Plan.

Administration of the Plan by the Committee. The Non-Executive Officer Participant Plan is administered by our Stock Option and Compensation Committee (the “Compensation Committee”). The Compensation Committee may, at its discretion, delegate authority to the Regular Award Committee, a committee appointed by our Compensation Committee, to administer the Non-Executive Officer Participant Plan to the extent permitted by applicable law, rule or regulation. The Regular Award Committee may only act within guidelines established by the Compensation Committee. The Executive Officer Participant Plan is administered by the Compensation Committee. Subject to the provisions of the 2009 Plan, our Compensation Committee or Award Committee (the “Committee”) shall have exclusive power to:
•	Select the employees to participate in the 2009 Plan;

•	Determine the time or times when incentive awards will be made;

•	Determine the form of an incentive award (stock option, restricted stock award, performance unit, performance bonus or stock appreciation right), the number of common stock shares or performance units subject to the incentive award, the amount and all the terms, conditions (including performance requirements), restrictions and limitations of an incentive award, including the time and conditions of exercise or vesting, and the terms of any incentive award agreement;

•	Determine whether incentive awards will be granted singly or in combination;

•	Accelerate the vesting, exercise or payment of an inventive award or the performance period of an incentive award;

•	Determine extent an incentive award may be deferred, either automatically or at the election of the participant or the Committee; and

•	Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
Our board of directors has the exclusive power to select non-employee directors to participate in the 2009 Plan and to determine the number of non-qualified stock options, stock appreciation rights or shares of restricted stock awarded to the participating directors. Our Compensation Committee administers all other aspects of the Incentive Awards made to participating directors.
The Committee in its sole discretion shall have the authority, subject to the provisions of the 2009 Plan, to establish, adopt, or revise such rules and regulations and to make all determinations relating to the 2009 Plan, as it may deem necessary or advisable for the administration. The Committee’s interpretation of the 2009 Plan or any incentive awards and all decisions and determinations by the Committee shall be final, binding, and conclusive.
2009 Plan and the incentive awards are intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code. Accordingly, the Committee will make determinations as to performance targets and all other applicable provisions of the 2009 Plan as necessary in order for it and incentive awards to satisfy the requirements of Section 162(m) of the Code.
Grant of Awards. Awards granted under the 2009 Plan shall be subject to the following conditions:
•	The aggregate number of common stock shares subject to the grant of stock options or stock appreciation rights to an employee in any calendar year may not exceed 500,000;

•	the aggregate number of common stock shares subject to the grant of restricted stock awards and performance unit awards to an employee in any calendar year may not exceed 250,000;

•	The maximum amount made subject to the grant of performance bonuses to an employee in any calendar year may not exceed $500,000;

•	Any common stock shares related to incentive awards which (i) terminate by expiration, forfeiture, cancellation or otherwise, (ii) are used or withheld to pay an incentive award’s exercise price or withholding taxes, or (iii) are exchanged in the Committee’s discretion for incentive awards not involving common stock, will be available again for grant and shall not be counted against the 2,550,000 shares authorized under the 2009 Plan;

•	Any common stock shares delivered by us in payment of an incentive award authorized under may be authorized and unissued common stock or common stock held as treasury shares;

•	The Compensation Committee has the sole discretion to determine the manner in which fractional shares arising under the 2009 Plan will be treated;

•	The Compensation Committee will from time to time establish guidelines for the Regular Award Committee regarding the grant of incentive awards to employees;

•	Separate certificates or a book-entry registration representing common stock shares will be delivered to a participant upon the exercise of any stock option;

•	The Committee is prohibited from canceling, reissuing or modifying incentive awards if the action will have the effect of increasing the exercise price of options or repricing the participant’s incentive award adversely to the participant’s benefit without the prior written consent of the participant;

•	Our non-employee directors may only be granted nonqualified stock options, stock appreciation rights or restricted stock awards;

•	The aggregate number of our common stock shares made subject to the grant of stock options or stock appreciation rights to any individual non-employee director in any calendar year may not exceed 100,000;

•	In no event may more than 75,000 shares of restricted stock be awarded to any individual non-employee director in any calendar year; and

•	The maximum term of any incentive award may not exceed 10 years.
Grant of Options. Subject to the terms of the 2009 Plan, the Committee grants and determines the terms and conditions of options (incentive stock options or non-qualified stock options) granted to our employees. Our board of directors may grant non-qualified stock options to our non-employee directors and determine the terms and conditions of those options, subject to the terms of the 2009 Plan. Each option must be evidenced by an award agreement executed by the participant and us, and shall contain such terms and conditions and be in a form as the Committee may from time to time approve. Each option will be subject to the following conditions:
•	Exercise Price — The option exercise price must be stated and set by the Committee at the date of grant at the “fair market value” of our common stock on that date;

•	Form of Payment — The exercise price of an option may be paid
•	in cash or by check, bank draft or money order payable to the order of the Company;

•	by delivering our common stock shares having a “fair market value” on the date of payment equal to the amount of the exercise price, unless this payment of the exercise price would result in an adverse accounting charge or expense for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or

•	a combination of the foregoing.
The Committee may permit an option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Committee.

•	Exercise of Options — Options may be exercised, in whole or in installments and at times, and may expire at the time, as provided in the incentive award agreement.
•	Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, relate to
•	the period or periods and the conditions of exercisability of an option;
•	the minimum periods during which participants must be employed with us or must hold options before they may be exercised;
•	the minimum periods during which shares acquired upon exercise must be held before sale or transfer would be permitted;
•	conditions under which the options or shares may be subject to forfeiture;
•	the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time;
•	our achievement of specified performance criteria; and
•	non-compete and protection of business matters.
Special Restrictions Relating to Incentive Stock Options — Options issued in the form of Incentive Stock Options may only be granted to our employees.
Grant of Restricted Stock Awards. The Committee may grant a restricted stock award to an employee in its discretion; similarly our board of directors may grant a restricted stock award to our non-employee directors. Each restricted stock award may be evidenced in the manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an incentive award agreement setting forth the terms of the restricted stock award. A restricted stock award will be subject to the following:
Restriction Period — Each restricted stock award may require the holder to remain in our employment for a prescribed period, vesting conditions, achievement of specified operational, financial or stock performance criteria and the lapse of the restrictions.
Restrictions — The holder of a restricted stock award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the common stock shares represented by the restricted stock award during the applicable restriction period. The Committee may impose other restrictions and conditions on any common stock shares covered by a restricted stock award deemed advisable including restrictions under applicable securities laws, and may legend the certificates representing restricted stock to give appropriate notice of the restrictions.
Rights as Stockholders — During any restriction period, the Committee may, in its discretion, grant to the holder of a restricted stock award all or any of the rights of a shareholder with respect to the shares, including the right to vote the shares and to receive dividends. If any dividends or other distributions are paid in common stock shares, those shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.
Grant of Awards. The Committee may grant monetary units (“performance units”) to our employees. Each incentive award of performance units will be evidenced by an incentive award agreement setting the terms and conditions and in a form as the Committee may approve. Each incentive award of performance units will be subject to the terms and conditions established by the Committee including those relating to
•	the minimum periods during which participants must be employed by us;
•	conditions under which the performance units may be subject to forfeiture;

•	our achievement of specified performance criteria; and
•	non-compete and protection of business matters.
The Committee will establish performance targets for each incentive award for a period of no less than a year based upon some or all of the performance criteria. The Committee shall also establish such other terms and conditions as it deems appropriate to incentive award. The incentive award may be paid out in cash or our common stock shares as determined in the sole discretion of the Committee.
Grant of Performance Bonus. The Committee may grant a cash bonus (“performance bonus”) to our selected employees. The Committee will determine the amount that may be earned as a performance bonus in any period of one year or more upon the achievement of a performance target established by the Committee. The Committee will select the applicable performance target for each period in which a performance bonus is awarded. The performance target shall be based upon operational, financial or performance criteria. Payment of a performance bonus will be made within 60 days of its certification of achievement of applicable the performance target unless the participant-employee has previously elected to defer payment pursuant to a non-qualified deferred compensation plan adopted by us. Payment of a performance bonus may be made in either cash or our common stock shares as determined in the sole discretion of the Committee.
Grant of Stock Appreciation Rights. The Committee may grant a stock appreciation right (“SAR”) to our employees or non-employee directors. Any SAR granted will be deemed to be an incentive award. SARs may be granted as an independent incentive award separate from an option or granted in tandem with an option. Each grant of a SAR shall be evidenced by an incentive award agreement setting forth the terms and conditions and be in a form as the Committee may from time to time approve, subject to the requirements of the 2009 Plan. The exercise price of the SAR shall not be less than the “fair market value” of a common stock share on the date of the grant of the SAR.
SARs will be exercisable in whole or in installments and at the times provided in the incentive award agreement. The amount payable with respect to each SAR will be equal in value to the excess, if any, of the “fair market value” of a common stock share on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR will be made in our common stock shares or cash as provided in the incentive award agreement.
SARs may be granted in tandem with an option, in which event, the participant will have the right to elect to exercise either the SAR or the option. Upon the participant’s election to exercise one of these incentive awards, the other tandem award will automatically terminate. In the event a SAR is granted in tandem with an incentive stock option, the Committee will subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code.
Stock Adjustments. In the event that the common stock shares as constituted on the effective date of the 2009 Plan
•	changes into or are exchangeable for a different number or kind of shares of our stock or other securities or those of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or
•	if the number of those common stock shares will be increased through the payment of a stock dividend, or
•	if rights or warrants to purchase our securities will be issued to holders of our outstanding common stock, then there will be substituted for or added to each share available under and subject to the 2009 Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding common stock share will be changed or for which each share will be exchanged or to which each share will be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to options, in no event will the adjustment result in a modification of any option as defined in Section 424(h) of the Code. No fractional common stock shares or units of other securities will be issued pursuant to any adjustment, and any fractions resulting from any adjustment will be eliminated by rounding downward to the nearest whole share.

Amendment or Termination of Plan. Our board of directors may alter, suspend or terminate the 2009 Plan and amend the 2009 Plan in any manner, but may not without shareholder approval adopt any amendment that would (i) increase the aggregate number of common stock shares available under the 2009 Plan, except by described above, (ii) materially modify the requirements as to eligibility for participation, or (iii) materially increase the benefits to participants.
Termination of Employment; Termination of Service. If an employee’s employment with us terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, or unpaid incentive awards, including Incentive Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all associated accrued interest, if any, will be cancelled or forfeited, unless the employee’s incentive award agreement provides otherwise. The Compensation Committee will (i) determine the events constituting disability, retirement, or termination for an approved reason, and (ii) determine the treatment of a participant under the 2009 Plan in the event of his death, disability, retirement, or termination for an approved reason. The Committee shall also determine the method, if any, for accelerating the vesting or exercisability of any Incentive Awards, or providing for the exercise of any unexercised Incentive Awards in the event of an employee’s death, disability, retirement, or termination for an approved reason.
In the event a non-employee terminates service as a director, the unvested portion of any Incentive Award will be forfeited, unless otherwise accelerated pursuant to the terms of the non-employee director’s incentive award agreement or by our board of directors. The non-employee director will have the remaining term following the date he ceases to be a director to exercise any non-qualified stock options or stock appreciation rights that are otherwise exercisable on his date of termination of service.
Non-transferability of Incentive Awards. The Incentive Award may be exercised during the lifetime of the participant only by the participant. More particularly, the Incentive Award will not be assigned, transferred (except as discussed above), pledged or hypothecated in any way whatsoever, will not be assigned by operation of law, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge hypothecation, or other disposition of the award contrary to the applicable transfer restrictions, will be null and void and without effect. However, in the event of a participant’s death, the Incentive Award may be transferred in accordance with a participant’s will, the applicable laws of descent and distribution or, with respect to Incentive Awards other than incentive stock options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of the 2009 Plan and the applicable incentive award agreement.
Withholding Taxes. We are entitled to deduct from any payment or delivery of shares under the 2009 Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to the payment or share delivery, or may require the participant to pay to us the tax prior to and as a condition of the making of the payment or share delivery. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a participant to pay the amount of the taxes required to be withheld from an Incentive Award by (i) directing us to withhold from any payment or share delivery the number of common stock shares having a “fair market value” on the date of payment or share delivery equal to the amount of the required withholding taxes or (ii) delivering to us common stock shares owned for not less than six months (“mature shares”) having a “fair market value” on the date of payment or share delivery equal to the amount of the required withholding taxes.
Change of Control. Incentive Awards granted may, in the discretion of the Committee, provide in the incentive award agreement that the Incentive Awards will immediately vest, become fully earned and exercisable upon the occurrence of an event that constitutes a “change of control.” In general a “change of control” will occur upon a person or a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B) acquiring 40% or more of our shareholder total voting rights or substantially all of our assets within a 12-month period, or a majority of our directors are replaced within a 12-month period.

Amendments to Incentive Awards. Unless otherwise prohibited, the Committee may at any time unilaterally amend the terms of an incentive award agreement, whether or not then exercisable or vested. However, amendments that are adverse to the participant require the participant’s consent.
Regulatory Approval and Listings. We are required to use our best efforts to register the common stock shares issuable pursuant to the 2009 Plan under the Securities Act of 1933, as amended, under a Form S-8 Registration Statement and maintain that registration. We do not have an obligation to issue common stock shares under the 2009 Plan prior to:
•	the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency that the Committee determines necessary or advisable; and
•	the completion of any registration or other qualification of the shares under applicable federal or state law, regulation or ruling of any governmental body that the Committee determines necessary or advisable.
Governing Law. The 2009 Plan is governed by and construed in accordance with the laws of the State of Oklahoma except as superseded or preempted by applicable federal law.
Other Laws. The Committee or our board of directors may refuse to issue or transfer any common stock shares or other consideration under an Incentive Award if, acting in its sole discretion, it determines that the issuance or transfer of the shares or the other consideration might violate any applicable law or regulation or entitle us to recover the shares or any gain or profit attributable to those shares under Section 16(b) of the Securities Exchange Act of 1934, as amended, and any payment tendered to us by a participant, other holder or beneficiary in connection with the exercise of an Incentive Award will be promptly refunded to the applicable participant, holder or beneficiary.
PROPOSALS BY SHAREHOLDERS
Proposals by shareholders intended to be presented at our 2010 annual meeting (to be held in the Summer of 2010) must be forwarded in writing and received at our principal executive offices no later than March 31, 2010 and directed to the attention of the Secretary for consideration for inclusion in our proxy statement for the annual meeting of shareholders to be held in 2010. Any shareholder proposal must comply in all respects with the rules and regulations of the U.S. Securities and Exchange Commission. In the event the March 31, 2010 deadline for presenting shareholder proposal is changed, the change will be reported in our quarterly report on Form 10-Q on in a current report on Form 8-K.
In connection with our annual meeting of shareholders to be held in 2010, if we do not receive notice of a matter or proposal to be considered by March 31, 2010, then the persons appointed by our Board of Directors to act as the proxies for that annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting, if the matter or proposal is properly raised at the annual meeting and put to a shareholder vote.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the U.S. Securities and Exchange Commission reports of changes in ownership of our common stock held by them. Officers, Directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation.
The rules of the U.S. Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. During the fiscal year ended September 30, 2008, to our knowledge, based solely on a review of the copies of the reports furnished to us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% shareholders were complied with during the fiscal year ended September 30, 2008.
Although it is not our obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, we have adopted a policy requiring all Section 16 reporting persons to report to our Chief Financial Officer all trading activity in our common stock on the day of any trade to facilitate the timely filing of the reports of such trading activity with the U.S. Securities and Exchange Commission.

HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this notice and information statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:
If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 900 36th Avenue, NW, Norman, Oklahoma 73072, to inform us of their request. If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.
WHERE YOU CAN FIND MORE INFORMATION
We file annual and quarterly reports and other reports and information with the U.S. Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the U.S. Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the U.S. Securities and Exchange Commission.
Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Alliance Healthcard, Inc. at 900 36th Avenue, NW, Norman, Oklahoma 73072, Attention: Corporate Secretary or telephone: (405) 579-8525.
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K/A (without exhibits) for the fiscal year ended September 30, 2008 accompanies this information statement. The exhibits to our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as filed with the U.S. Securities and Exchange Commission, are available to shareholders who make written request to our Corporate Secretary at 900 36th Avenue, NW, Norman, Oklahoma 73072. These documents may also be accessed from our website at www.alliancehealthcard.com.

BY ORDER OF THE BOARD OF DIRECTORS

DANNY C. WRIGHT
Chairman of the Board

Norman, Oklahoma
October 30, 2009

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is made and entered into this 26th day of October 2009, by and between Alliance HealthCard, Inc., a Georgia corporation (herein referred to as “Alliance” or as a “Constituent Corporation”), Access Plans, Inc., an Oklahoma corporation (herein referred to as “Access Plans”) and Alliance HealthCard Acquisition Corp., an Oklahoma corporation (herein referred to as “Acquisition Sub” or as a “Constituent Corporation” and with Alliance and Access Plans collectively the “parties” or singularly the “party”).
R E C I T A L S
Alliance desires to change its domicile from the State of Georgia to the State of Oklahoma and become a wholly-owned subsidiary of its subsidiary, Access Plans. In order to effect the foregoing change, Alliance proposes to merge with and into Acquisition Sub, a wholly-owned subsidiary of Access Plans, with Alliance to survive the merger, in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. This Agreement sets forth the terms and conditions of that merger.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:
Section 1. The Merger. On the terms and subject to the conditions set forth in this Agreement, on the Effective Date (as defined below), Acquisition Sub shall be merged with and into Alliance (the “Merger”). Alliance shall survive the merger as the “Surviving Corporation.” On the Effective Date, (a) the separate existence of Acquisition Sub shall cease and Alliance shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; (b) all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; (c) all property, rights, privileges, powers and franchises, and all and every other interest of the Constituent Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; (d) the title to any real estate, vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and (e) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
Section 2. Conversion of Alliance Stock. On the Effective Date, the outstanding shares of Common Stock, $0.001par value, of Alliance (“Alliance Common Stock”), shall be converted into common stock, $0.001 par value, of Access Plans (“Access Plans Common Stock”) on the basis of one share of Alliance Common Stock for each share of Access Plans Common Stock (the “Conversion Ratio”).
Section 3. Access Plans Common Stock Cancelled. The 100 shares of Access Plans Common Stock outstanding and held by Alliance on the Effective Date, which constitute all of the issued and outstanding shares of capital stock of Access Plans prior to the Effective Date, shall be cancelled.
Section 4. No Fractional Shares. No fractional shares of Access Plans Common Stock shall be issued in the Merger. If any fractional share of Access Plans Common Stock would otherwise arise from the application of the Conversion Ratio to the shareholdings of any shareholder of Alliance, that shareholder shall be entitled to receive one whole share of Access Plans Common Stock for that fractional share to the extent such fractional share equals or exceeds ..5, but that shareholder shall not receive any Access Plans Common Stock or any other property for that fractional share to the extent such fractional share is less than .5.
Section 5. Certificate of Incorporation and Bylaws of the Surviving Corporation; Officers and Directors. The Articles of Incorporation and Bylaws of Alliance shall constitute the Articles of Incorporation and Bylaws of the Surviving Corporation, from and after the Effective Date until amended in the manner provided by law. The officers, directors and members of committees of the Board of Directors of Alliance as of the Effective Date shall become the officers, directors and members of committees of the Board of Directors of the Surviving Corporation from and after the Effective Date until their respective successors have been duly elected and qualify, unless they earlier die, resign or are removed.

Section 6. Shareholder Approval. Under the General Corporation Act of the State of Oklahoma and the Georgia Business Corporation Code, this Agreement must be approved by the shareholders of each of the Constituent Corporations. The signature of Access Plans on this Agreement shall constitute its written consent, as sole shareholder of Acquisition Sub, to this Agreement. This Agreement shall be submitted for approval at a special meeting of the shareholders of Alliance to be called and held as soon as reasonably practicable after the date hereof. Furthermore, the signature of Alliance on this Agreement shall constitute its written consent, as sole shareholder of Access Plans, to this Agreement. This Agreement shall be submitted to the shareholders of Alliance for approval.
Section 7. Delivery and Filing of Certificate of Merger and Articles of Merger; Effective Date of Merger. Subject to the provisions of this Agreement, within thirty (30) days after all of the conditions set forth in Section 8 below have been satisfied, Alliance and Acquisition Sub shall cause (a) a certificate of merger, in the form required by Oklahoma law (the “Certificate of Merger”), to be signed, verified and filed with the Oklahoma Secretary of State, and (b) articles of merger in the form required by the Georgia Corporation Code (the “Articles of Merger”) to be signed, verified and filed with the Georgia Secretary of State. The Merger shall be effective as of the close of business on the first day that the Certificate of Merger has been filed with the Oklahoma Secretary of State (the “Effective Date”).
Section 8. Conditions to Obligations of Parties. The obligation of each of the parties to effect the Merger and the transactions contemplated in this Agreement shall be subject to the following conditions:
(a) There shall not be pending any litigation instituted to enjoin or prohibit the Merger which, in the reasonable judgment of either party to this Agreement, makes consummation of the Merger impractical;
(b) This Agreement shall have been approved and adopted by the shareholders of Alliance; and
(c) All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been satisfied, and all authorizations, consents, and approvals of all governmental agencies and authorities and all private parties required to be obtained in order to permit consummation of the transactions contemplated by this Agreement, and to permit the business carried on by Alliance to continue to be carried on by the Surviving Corporation immediately following the Effective Date, shall have been obtained.
Section 9. Termination of Agreement and Abandonment of Merger. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after approval of this Agreement by the shareholders of Alliance, as follows:
(a) By mutual consent of the parties; or
(b) By either party if any of the conditions set forth in Section 8 above has not been satisfied.
Any such termination or abandonment by one party shall be effective upon the giving of notice thereof to the other parties.
Section 10. Exchange of Certificates. After the Effective Date, each holder of a certificate evidencing Alliance Common Stock may, but shall not be required to, surrender such certificate to Access Plans’ transfer agent and, upon such surrender, such holder shall be entitled to receive a certificate or certificates representing the number of shares of Access Plans Common Stock into which such shares shall have been so converted. Until so surrendered, each outstanding certificate which, prior to the Effective Date, represented shares of Alliance Common Stock shall, for all purposes, evidence the ownership of the shares of Access Plans Common Stock into which such shares shall have been so converted. After the Effective Date, no further transfers of Alliance Common Stock shall be registered and any certificates for Alliance Common Stock submitted for transfer shall be forwarded to Access Plans’ transfer agent. If any such certificate or certificates is to be issued in a name other than that in which the certificate surrendered for exchange is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of the Access Plans Common Stock certificate in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Access Plans or its transfer agent that such tax has been paid or is not applicable.

Section 11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the third (3rd) day after being sent by registered or certified mail (return receipt requested), postage prepaid, to a party to this Agreement at 900 36th Avenue, NW, Suite 105, Norman, Oklahoma 73072, Attention: President or at such other address as such parties designate in writing.
Section 12. Service of Process. Alliance, the Surviving Corporation, agrees that, from and after the Effective Date, it may be served with process in the State of Oklahoma in any proceeding for the enforcement of any obligation of Acquisition Sub. Acquisition Sub irrevocably appoints the Secretary of State of the State of Georgia as its agent to accept service of process in any such proceedings and such process shall be mailed by the Secretary of State of Georgia to Alliance at 900 36th Avenue, NW, Suite 105, Norman, Oklahoma 73072, Attention: President.
Section 13. Miscellaneous. This Agreement embodies the entire agreement between the parties concerning the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. This Agreement may be amended at any time, whether before or after approval of this Agreement by the shareholders of Alliance, by agreement of the parties, as approved by their respective boards of directors, subject to any restrictions imposed by the laws of the State of Georgia or the State of Oklahoma, as the case may be. This Agreement may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by the parties to this Agreement. No waiver of any term, provision, or condition of this Agreement, in any one or more instruments, shall be deemed to be or construed as a further or continuing waiver of such term, provision, or condition or as a waiver of any other term, provision, or condition of this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf on the day and year first above written.

ALLIANCE HEALTHCARD, INC., a Georgia corporation
By:
Danny C. Wright
Chief Executive Officer

ACCESS PLANS, INC., an Oklahoma corporation
By:
Danny C. Wright
Chief Executive Officer

ALLIANCE HEALTHCARD ACQUISITION CORP., an Oklahoma corporation
By:
Danny C. Wright
Chief Executive Officer